UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESTWATER RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Westwater Resources, Inc.:

We will hold our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) in virtual format only on Friday, May 22, 2026, at 8:00 a.m., mountain daylight time at www.cesonlineservices.com/wwr26_vm.  To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/wwr26_vm by no later than 8:00 a.m., mountain daylight time, on Thursday, May 21, 2026.  At the virtual meeting, the stockholders will consider and vote upon the following matters:

1.	Elect as directors the five nominees named in the accompanying proxy statement.
2.	Approve an amendment to our 2013 Omnibus Incentive Plan, as amended, to increase the authorized number of shares of common stock available and reserved for issuance under such Plan by 6,100,000 shares.
3.	Approve an increase in the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.
4.	Hold an advisory vote to approve our executive compensation.
5.	Ratify the appointment of Baker Tilly US, LLP as our independent registered public accountant for 2026.
6.	Approve, for purposes of complying with NYSE American Rule 713(a), the issuance of shares of common stock representing 20% or more upon the conversion of the Convertible Notes (as herein defined).
7.	Transact such other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board has fixed the close of business on Monday, March 30, 2026, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.  We are furnishing our proxy materials, including the proxy statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to our stockholders via the Internet.  Accordingly, on or before April 10, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed by intermediaries to our stockholders as of the record date, containing instructions on how to access the proxy materials via the Internet or request proxy materials in printed form, and how to vote your shares.

We have adopted a virtual-only meeting format for our Annual Meeting to make participation accessible for stockholders from any geographic location.  There is no in-person meeting for you to attend.  For more information about the virtual-only meeting format, please see “How do I attend a Virtual Annual Meeting?” on page 2 and “Is the Annual Meeting Virtual?” on page 3 of the attached proxy statement for the Annual Meeting.  You may vote electronically at the Annual Meeting if you attend virtually or by proxy.  If you elect to vote by proxy, please follow the instructions provided in the Notice – voting by proxy can occur via the telephone, over the Internet, or by mail if a paper proxy card is requested.

Whether or not you plan to participate in the virtual meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope, or to vote your shares over the telephone or over the Internet, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The giving of such proxy will not affect your right to vote should you later decide to virtually attend the Annual Meeting.  Please vote by following the instructions on the Notice.  Your vote is important.

By Order of the Board of Directors,

/s/ JOHN W. LAWRENCE

John W. Lawrence, Chief Administrative Officer, General Counsel & Corporate Secretary

Centennial, Colorado
March [•], 2026

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 22, 2026:
The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report to Stockholders
are available at www.investorvote.com/WWR

2026 PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement and our 2025 Annual Report before you vote. This proxy statement is being made available to stockholders on or about Friday, April 10, 2026.

2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, May 22, 2026, at 8:00 a.m., mountain daylight time

Record Date:	Monday, March 30, 2026

Location:	Via a live webcast at www.cesonlineservices.com/wwr26_vm There will be no physical location for this Annual Meeting

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of five nominees to our Board of Directors (page 6)	FOR each Director Nominee
2.

Approve an amendment to the 2013 Omnibus Incentive Plan, as amended, to increase the authorized number of shares of common stock available and reserved for issuance under the Incentive Plan by 6.1 million shares  (page 19)

FOR
3.	Approve an increase in the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (page 26)	FOR
4.	Advisory vote to approve our executive compensation (page 28)	FOR
5.	Ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026 (page 48)	FOR
6.	Approve, for purposes of complying with NYSE American Rule 713(a), the issuance of shares of common stock representing 20% or more upon the conversion of the Convertible Notes (page 49)	FOR

DIRECTORS OF THE COMPANY AND 2026 NOMINEES FOR DIRECTOR

					Committees
					Nominating	Safety,
		Director			and Corporate	and
Name	Age	Since	Audit	Compensation	Governance	Sustainability
Terence J. Cryan+	63	2017; 2006-16				x
Frank Bakker#	61	2023				Ch.
Tracy D. Pagliara*	63	2017	x	x	Ch.
Karli S. Anderson*	52	2018	x	Ch.		x
Deborah A. Peacock*	69	2020	Ch.	x	x
+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result, he is no longer an Independent Director.
#

Mr. Bakker was appointed to the Board effective January 16, 2023. Also on January 16, 2023, Mr. Bakker was appointed the Company’s President & Chief Executive Officer. Mr. Bakker is not an Independent Director.

*	Independent Director.

Page

PROXY STATEMENT	1
PROPOSAL 1 ELECTION OF DIRECTORS	6
DIRECTOR NOMINEES	7
CORPORATE GOVERNANCE	10
AUDIT COMMITTEE REPORT	16
DIRECTOR COMPENSATION	17
PROPOSAL 2 AMENDMENT TO OUR 2013 OMNIBUS INCENTIVE PLAN	19
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	25
PROPOSAL 3 AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	26
PROPOSAL 4 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	28
COMPENSATION COMMITTEE REPORT	41
ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	47
PROPOSAL 5 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	48
PROPOSAL 6 APPROVAL, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN RULE 713(A), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING 20% OR MORE UPON THE CONVERSION OF CONVERTIBLE NOTES	49
OWNERSHIP OF WESTWATER COMMON STOCK	53
APPENDIX A	A-56
APPENDIX B	B-57

i

Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by Westwater Resources, Inc. (“Westwater” or the “Company”) on behalf of its Board of Directors (the “Board”) for the 2026 Annual Meeting of Stockholders (“Annual Meeting”).

Questions and Answers About the Annual Meeting

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?
A:

You received in the mail a Notice of Internet Availability of Proxy Materials because you have been identified as a holder of the Company’s common stock as of the close of business on Monday, March 30, 2026, the record date for the Annual Meeting (the “Record Date”). This proxy statement, the proxy card, and our 2025 Annual Report containing our consolidated financial statements and other financial information for the year ended December 31, 2025, constitute the “Proxy Materials.”  The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize each of Terence J. Cryan and Frank Bakker as proxies to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.

This proxy statement describes the matters to be acted upon at the Annual Meeting, provides information on those matters, and provides information about the Company that we must disclose when we solicit your proxy.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our Proxy Materials over the internet. We believe that internet delivery of our Proxy Materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” to our stockholders (including beneficial owners) as of the Record Date. Our stockholders who receive the Notice will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the internet or to request a printed copy. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the Notice.  Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

Q:	When is the Annual Meeting?
A:	The Annual Meeting will take place on Friday, May 22, 2026, at 8:00 a.m., mountain daylight time.

Q:	How do I attend a Virtual Annual Meeting?
A:

To make participation accessible for stockholders from any geographic location, we are holding the Annual Meeting in a virtual only meeting format.  You will not be able to attend the Annual Meeting at a physical location.  If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the Record Date, you may attend the Annual Meeting by visiting www.cesonlineservices.com/wwr26_vm at least 24 hours before the Annual Meeting begins and pre-registering by entering the control number found on your Notice or voter instruction form, as applicable.  If you do not pre-register or you are not a stockholder, you will not be able to attend the meeting.  You may log into www.cesonlineservices.com/wwr26_vm, beginning at 7:30 a.m. mountain daylight time on Friday, May 22, 2026.  The Annual Meeting will begin promptly at 8:00 a.m. mountain daylight time on May 22, 2026.  If you experience any technical difficulties during the Annual Meeting, a toll-free number will be available for assistance and will be located in the reminder email message you will receive prior to the meeting.

Q:	What are holders of common stock being asked to vote on?
A:	Holders of common stock are being asked to:
• Proposal 1:	Elect as directors the five nominees named in this proxy statement.

• Proposal 2:

Approve an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended, to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 6,100,000 shares.

• Proposal 3:	Approve an increase in the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares

• Proposal 4:	Approve, on an advisory basis, our executive compensation.

• Proposal 5:	Ratify the appointment of Baker Tilly US, LLP as our independent registered public accountant for 2026.

• Proposal 6:	Approve, for purposes of complying with NYSE American Rule 713(a), the issuance of shares of common stock representing 20% or more upon the conversion of the Convertible Notes.

In addition, we may consider such other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Q:	Who is eligible to vote at the Annual Meeting?
A:

Holders of common stock as of the close of business on the Record Date, or their duly authorized proxy holders, are eligible to vote. As of the close of business on the Record Date, there were [•] shares of common stock outstanding and entitled to vote at the Annual Meeting.

If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you need to direct that organization to vote those shares on your behalf or obtain an authorization from them and vote the shares for yourself at the meeting.

Q:	How many votes do stockholders have?
A:

Holders of common stock are entitled to cast one vote on each proposal properly brought before the Annual Meeting for each share of common stock that such holder owned at the close of business on the Record Date.

As of March 19, 2026, directors and executive officers of the Company as a group beneficially owned and were entitled to vote 6,112,251 shares of common stock, representing approximately 4.90% of the shares of common stock entitled to vote at the Annual

Meeting. All of the directors and executive officers of the Company who are entitled to vote at the Annual Meeting have advised the Company that they intend to vote their shares of common stock in favor of each of the proposals, although such persons have not, except with respect to Proposal 6, entered into agreements obligating them to do so. As described in Proposal 6, in connection with the Company’s obligation to see stockholder approval with respect to Proposal 6, the Company entered into voting agreements with certain officers and directors of the Company, pursuant to which each such officer and director agreed to vote shares of common stock held by such person in favor of Proposal 6.

Q:	What vote is required to approve each of the proposals?
A:	Assuming a quorum is present:
●	Election of Directors: For Proposal 1, directors are elected by a plurality of the votes cast, and the five nominees for director who receive the most FOR votes at the Annual Meeting in person or by proxy will be elected to the Board. Abstentions, “broker non-votes” and shares that are voted “withhold” in regard to a director nominee will not be counted toward such nominee’s election and will have no effect on the outcome of the election.
●	All Other Proposals: For the other proposals and any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the affirmative vote of a majority of the votes cast on such proposals or other business at the Annual Meeting in person or by proxy is required for approval. Abstentions and “broker non-votes” are not treated as cast either for or against any such proposals or other business, and therefore will not affect the outcome of the vote.
Q:	What constitutes a quorum for the Annual Meeting?
A:

The presence in person or by proxy of the holders of one-third of the shares issued and outstanding and entitled to be cast at the Annual Meeting constitutes a quorum under the Company’s bylaws. The Company will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the Annual Meeting until a quorum is obtained.

Q:	Is the Annual Meeting Virtual?
A:

The Annual Meeting will be conducted in a virtual-only meeting format. Only stockholders who pre-register for the Annual Meeting by entering the control number found on their Notice or voter instruction form, as applicable, may vote at the Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	The Board unanimously recommends that you vote “FOR” each director nominee (Proposal 1), and “FOR” each of the other proposals (Proposals 2, 3, 4, 5, and 6).
Q:	What are “routine” and “non-routine” matters?
A:

The rules of NYSE American determine whether proposals presented at stockholder meetings are “routine” or “non-routine.”  NYSE American has ultimate authority to determine whether a proposal is routine or non-routine, and if NYSE American determines that a stockholder proposal should be treated differently than as presented in this proxy statement, we will notify stockholders by filing a Current Report on Form 8-K.

Q:	What happens if I don’t vote?
A:

If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the broker, bank or other holder of record who holds your shares of common stock will have authority to vote on “routine” proposals, including the approval of the increase in authorized common stock (Proposal 3) and the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accountants for 2026 (Proposal 5).

However, if you have not submitted voting instructions to the broker, bank or other nominee, the banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, including the election of directors (Proposal 1), the approval of an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (Proposal 2), the advisory approval of our executive compensation (Proposal 4), and the issuance of 20% or more of the Company’s common stock pursuant to the Convertible Notes (Proposal 6).  As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks or other holders of record are not empowered to vote such shares on non-routine matters, which we refer to as a “broker non-vote.”  The effect of not instructing your broker, bank or other holder of record regarding how you wish your shares to be voted is that your shares will NOT be counted as “FOR” or “AGAINST” for these non-routine matters, and will NOT have an effect on Proposals 1, 2, 4, or 6.

No matter how many or few shares you own you are encouraged to vote and have your voice heard.

Q:	What do I need to do now?
A:

After carefully reading and considering the information contained in this proxy statement, please vote promptly by calling the toll-free number listed on your Notice, accessing the Internet website listed on your Notice or by completing, signing and dating a paper proxy card, if you have requested one, and returning it by mail in the enclosed postage-paid envelope.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Annual Meeting. For information on how to vote your shares at a virtual Annual Meeting, see “How do I attend a Virtual Annual Meeting?” and “Is the Annual Meeting Virtual” in the Questions and Answers portion of this Proxy Statement.

Q:	How do I vote?
A:	Stockholders of record may vote, either in person or by proxy, through the following methods:
●	Via the Internet: You may vote by proxy via the Internet by following the instructions on the Notice. You will be asked to provide the company number and control number from the Notice.
●	By Telephone: You may vote by proxy by calling the toll-free number found on the Notice. You will be asked to provide the company number and control number from the Notice.
●	By Mail: You may vote by mail by completing and mailing in a paper proxy card, which you may request by following the instructions contained in the Notice.

If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of three ways:

●	Via the Internet: You may vote by proxy via the Internet by following the instructions on the voting instruction form received from your broker, bank or other holder of record.
●	By Telephone: You may vote by proxy by calling the toll-free number found on the voting instruction form.
●	By Mail: You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.

Q:	How will my proxy be voted?
A:

All shares of common stock represented at the Annual Meeting by properly submitted proxies, including by voting over the telephone or over the Internet, will be voted in accordance with the instructions indicated on those proxies. If you hold shares in your name and submit a proxy by telephone or over the Internet or sign and return a proxy card (if you have requested one) without giving specific voting instructions, your shares will be voted “FOR” each director nominee (Proposal 1), and “FOR” each of the other proposals (Proposals 2, 3, 4, 5 and 6).

Q:	If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?
A:

No. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on non-routine matters on your behalf. You should therefore be sure to provide your broker with instructions on how to vote your shares, following the directions your broker provides to you. Please check the voting instruction form used by your broker to see if the broker offers telephone or Internet voting.

All stockholders are urged to have their voices heard on these important matters – please vote your shares today.

Q:	Can I attend the virtual Annual Meeting and vote my shares in person?
A:

Yes. All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, custodians or any other record holder, are invited to attend the virtual Annual Meeting. Holders of record of common stock as of the Record Date can vote in person at the virtual Annual Meeting by visiting www.cesonloneservices.com/wwr26_vm at least 24 hours before the Annual Meeting and pre-registering by entering the control number found on your Notice. If you are not a stockholder of record, you must obtain a valid legal proxy, executed in your favor, from the record holder of your shares, such as a bank, broker, custodian or other record holder, to be able to vote in person at the virtual Annual Meeting.

Q:	What does it mean if I receive more than one Notice or set of materials?
A:

This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple Notices or sets of Proxy Materials. You must follow the instructions for voting procedures on each of the Notices you receive in order to vote all of the shares you own.

Q:	What can I do if I want to change or revoke my vote?
A:

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the virtual Annual Meeting and voting in person, or if you are a holder of record, by giving written notice of revocation to the Company prior to the time the meeting begins.  Written notice of revocation should be mailed to: Westwater Resources, Inc., Attention: Corporate Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

If you hold your shares in “street name,” and wish to change or revoke your vote, please refer to the information on the voting instruction form forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

Q:	Whom should I call if I have questions about the Annual Meeting?
A:

You should contact Christopher Rice, our proxy solicitor at Sodali, at 800 662-5200 or at WWR@info.sodali.com, or contact John W. Lawrence, our Corporate Secretary, at 303-531-0516 or at john.lawrence@wwr.net.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated five directors for election at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation, or removal. All of the nominees are currently directors. Terence J. Cryan, Frank Bakker, Tracy D. Pagliara, Karli S. Anderson, and Deborah A. Peacock were elected by the stockholders at the 2025 Annual Meeting.

If your proxy is properly completed and received in time for the Annual Meeting, and if your proxy does not indicate otherwise, the represented shares will be voted “FOR” each of the directors presented below. We have no reason to believe that any of the nominees for director will be unable to serve if elected. However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. Proxies cannot be voted for a greater number of persons than the nominees named.

The paragraphs below describe each nominee’s individual management and leadership experience for at least the last five years, which the Company believes, in the aggregate, creates a well-rounded and capable Board of Directors and contributes to the overall effectiveness of our Board and each of its Committees. Each nominee is an incumbent director. Each nominee consents to being named herein and to serve on the Board if elected. There are no family relationships among any director, executive officer or any person nominated or chosen by us to become a director.

Following each nominee’s biography below, we have highlighted certain notable skills and qualifications that contributed to his or her selection as a member of our Board of Directors.

Name	Age	Director Since	Primary Occupation
Terence J. Cryan	63	2017; 2006 – 2016	Chairman of the Board, Westwater Resources, Inc. (Executive Chairman since February 26, 2022)
Frank Bakker	61	2022	President & Chief Executive Officer, Westwater Resources, Inc.
Tracy D. Pagliara	63	2017	Senior Vice President, General Counsel & Corporate Secretary, Ocean Power Technologies, Inc.
Karli S. Anderson	52	2018	Formerly the Executive Vice President, Chief People and ESG Officer, and Head of Communications, Summit Materials, Inc.
Deborah A. Peacock	69	2020	President, CEO & Managing Director, Peacock Law P.C.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTOR NOMINEES

Terence J. Cryan

Director, Executive Chairman of the Board and Member of the Safety and Sustainability Committee

Terence J. Cryan rejoined the Westwater Resources Board as its Chairman in August 2017, and he became Executive Chairman on February 26, 2022. He previously served as a Director from October 2006 to March 2016, served as Westwater’s Interim President & Chief Executive Officer from September 2012 to March 2013, and served as Chairman of the Board from June 2014 through March 2016. Mr. Cryan is also Chairman of the Board of Ocean Power Technologies, Inc. (NYSE American: OPTT), a renewable energy company providing electric power and communications solutions and services for offshore applications, where he has served as a director since October 2012, and as the Chairman since 2014.

Mr. Cryan served as a Director on the Board of Global Power Equipment Group Inc. from January 2008 until July 2017. Mr. Cryan was previously a Director on the Board of Superior Drilling Products, Inc. from June 2014 to December 2016. He was also previously a Director of The Providence Service Corporation from May 2009 to May 2011, and Gryphon Gold Corporation from August 2009 to December 2012.

Mr. Cryan served as a Managing Director of MACCO Restructuring Group, LLC, which provides qualified interim leadership and advice to stakeholders across a broad spectrum of business sectors, from 2020 to 2025. Mr. Cryan served as President & Chief Executive Officer of Global Power Equipment Group Inc., a publicly traded provider of construction and maintenance services to power, energy and industrial customers, from March 2015 until July 2017. Previously, Mr. Cryan served as Co-founder and Managing Director of Concert Energy Partners, an investment and private equity firm based in New York City, from 2001 until 2015. Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns. Additionally, Mr. Cryan was a Managing Director, Head of the Energy and Natural Resources Group and member of the Investment Banking Operating Committee at Paine Webber, which he joined following its acquisition of Kidder, Peabody in 1994. From 2007 to 2010, Mr. Cryan also served as President & Chief Executive Officer of Medical Acoustics LLC.

Mr. Cryan has also been an adjunct professor at the Metropolitan College of New York Graduate School of Business. Mr. Cryan received a Master of Science degree in Economics from the London School of Economics in 1984 and a Bachelor of Arts degree in Economics from Tufts University in 1983. Mr. Cryan is a Board Leadership Fellow and member of the National Association of Corporate Directors.

Mr. Cryan’s extensive financial industry experience provides him with a wealth of knowledge in dealing with financial, accounting and regulatory matters. Mr. Cryan’s prior professional experience also permits him to provide valuable advice to the Company with respect to potential capital raising and merger and acquisition transactions, and his prior Board service and service as Interim President & Chief Executive Officer of the Company provides him a deep understanding of the operations of the Company.

Frank Bakker

Director, President & Chief Executive Officer and Chairman of the Safety and Sustainability Committee

Frank Bakker was elected as President & Chief Executive Officer and was appointed a director on January 16, 2023. Mr. Bakker served as Vice President and General Manager — Alabama Graphite Products from October 2022 until January 2023. Mr. Bakker has over 30 years of experience in engineering, project management, operations, and general management. Prior to joining the Company, from 2017 to 2021, he was responsible for engineering, project management, and plant operations at several methanol plants in Houston, Texas and in Charleston, West Virginia, including serving as the Chief Executive Officer for US Methanol LLC, as the Project Director for BD Energy, and as the Project Manager for Altivia AOC. From 2013 to 2017, Mr. Bakker served as President & Chief Executive Officer, and earlier as General Manager, in the ammonia and methanol business for OCI Partners LP in Beaumont, Texas. Mr. Bakker began his career at DSM in the Netherlands in 1989, working in various increasing management roles in the ammonia, engineering plastics and resins production businesses, eventually serving as the Manufacturing Director and Site Manager. Mr. Bakker received a Master’s Degree in Mechanical Engineering from the University of Twente Netherlands, and a Master’s in Business Administration from the University of Massachusetts.

Mr. Bakker has the necessary experience and education to serve the Company well through the construction and operation of the Kellyton advanced graphite processing plant.

Tracy D. Pagliara

Director, Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Tracy D. Pagliara has served as a Director since July 2017. Beginning in February 2024, Mr. Pagliara served as a contractor in an acting capacity as General Counsel and Corporate Secretary for Ocean Power Technologies, Inc. (NYSE American: OPTT), and in January 2025 he accepted a permanent position as the Senior Vice President, General Counsel and Corporate Secretary for OPTT. From April 2018 to September 2023, Mr. Pagliara served as CEO of Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.) (NYSE American: WLMS), a publicly traded provider of construction and maintenance services to power, energy and industrial customers (“Williams”). From July 2017 to April 2018, Mr. Pagliara served as Co-President and Co-CEO of Williams. Mr. Pagliara joined Williams in April 2010 as General Counsel, Secretary and Vice President, Business Development and served in multiple other positions of increasing responsibility, including Senior Vice President, Administration, prior to his appointment as Co-President and Co-CEO in July 2017. Prior to joining Williams in April 2010, Mr. Pagliara served as the Chief Legal Officer of Gardner Denver, Inc., a leading global manufacturer of highly engineered compressors, blowers, pumps, and other fluid transfer equipment, from August 2000 through August 2008. He also had responsibility for other roles during his tenure with Gardner Denver, including Executive Vice President of Administration, Chief Compliance Officer, and Corporate Secretary. Prior to joining Gardner Denver, Mr. Pagliara held positions of increasing responsibility in the legal departments of Verizon Communications/GTE Corporation from August 1996 to August 2000 and Kellwood Company from May 1993 to August 1996, ultimately serving in the role of Assistant General Counsel for each company. Mr. Pagliara has a B.S. in Accounting and a J.D. from the University of Illinois. He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant.

Mr. Pagliara brings to the Board extensive experience advising public companies and companies in the energy industry, in addition to companies with similar capital needs to Westwater. Mr. Pagliara’s background in accounting also permits him to contribute substantially as a member of the Audit Committee.

Karli S. Anderson

Director, Chair of the Compensation Committee and Member of the Audit Committee and the Safety and Sustainability Committee

Karli S. Anderson was the Executive Vice President, Chief People and Environmental, Safety, and Governance (ESG) Officer, and Head of Communications at Summit Materials, Inc. (NYSE: SUM), a leading vertically-integrated materials company with operations throughout North America from August 2019 until February 2025. She previously served as Vice President, Investor Relations for Royal Gold, Inc., a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties, and similar production-based interests with over 190 properties on six continents, from 2013 to 2018. Previously, from 2010 to 2013, Ms. Anderson was a Senior Director of Investor Relations for Newmont Mining Corporation, one of the world’s largest gold producers. Ms. Anderson’s 20 years of capital markets experience includes stockholder engagement related to ESG factors with both equity and fixed income investors as well as proxy advisory firms. From 2012 to 2018, Ms. Anderson served as Chair of the Board of the Denver Gold Group, an organization representing seven-eighths of the world’s publicly traded gold and silver companies. Ms. Anderson holds a Bachelor’s Degree in telecommunications from Ohio University and a Masters of Business Administration (finance) from the Wharton School at the University of Pennsylvania. Ms. Anderson is a Governance Fellow and member of the National Association of Corporate Directors and Women Corporate Directors.

Ms. Anderson’s insights and guidance, her wealth of experience in the mining industry leading an environmental and safety function, as well as her advocacy towards better corporate governance, will continue to be critical assets to Westwater.

Deborah A. Peacock

Director, Chair of the Audit Committee and Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Ms. Peacock is an attorney licensed to practice law in New Mexico, Colorado, and New York, and she is a Registered Patent Attorney (U.S.). Ms. Peacock is also a Registered Professional Engineer in Colorado and New Mexico. Ms. Peacock is the President, CEO, Managing Director, and owner of Peacock Law P.C. located in Albuquerque, New Mexico, which she founded in April 1995.

From 2011 until 2023, Ms. Peacock served on the Board of Regents of the New Mexico Institute of Mining & Technology and served as the Chair thereof in the last six years. She now serves on the Board of Governors of the Colorado School of Mines Foundation

(2024 – present), is Vice Chair of the Development Committee, is also on the Nominating/Governance Committee and serves on the President’s Strategic Advisory Group on critical minerals.  Ms. Peacock served on the New Mexico Mining Safety Board from 2015 until 2021. From 2017 to 2022, Ms. Peacock served on the Board of Directors of THEMAC Resources Group, Ltd. (CVE: MAC), chaired its Corporate Governance Committee and was a member of its Audit Committee, and served on its wholly-owned subsidiary New Mexico Copper Corp. Since 2017, Ms. Peacock has served on the Board of Directors of New Mexico Gas Company, and from 2018 to February 2023, she served on the Board of Directors of Emera Technologies, LLC (a/k/a Block Energy) — both of which are wholly owned subsidiaries of Emera, Inc. (TSE:EMA). In addition to her corporate Board service, Ms. Peacock is on the Board of NewSpace Nexus (2024 – present), and served on the National Academy of Sciences, Earth Resources Committee (2020-2023). Ms. Peacock previously served on the Board of The Georgia O’Keeffe Museum, on both its Audit and Executive Committees, and was Chair of its Audit Committee. She previously served on the New Mexico Environmental Improvement Board and as Chair thereof for four years. In 2014, Ms. Peacock co-founded the Greater New Mexico Chapter of Women Corporate Directors. Ms. Peacock served on the Board of New Mexico Angels from 2005 to 2022.

Ms. Peacock obtained her Bachelors of Science degree (B.S.) in Metallurgical Engineering from the Colorado School of Mines, and her Law Degree (J.D.) from Harvard Law School. She is also a Governance Fellow with the National Association of Corporate Directors. Ms. Peacock brings to the Board extensive experience in or with corporate governance, financial oversight, a wide variety of business and corporate legal matters including intellectual property and mergers & acquisitions, and has knowledge of mining, mineral processing and metallurgy, environmental regulations, permitting, and social license.

CORPORATE GOVERNANCE

Board of Directors

The Company’s business and affairs are overseen by the Board pursuant to the Delaware General Corporation Law and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). Members of the Board are kept informed of the Company’s business through discussions with the Chairman and key members of management, by reviewing materials provided to them, and by participating in Board and Committee meetings. All members of the Board are elected annually by the stockholders.

Regular attendance at Board meetings and the Annual Meeting is expected of each director.  Our Board held 12 meetings during 2025.  All directors attended all Board and all Committee meetings in 2025.  The independent directors met in executive session at several of the Board meetings held in 2025.  All of the directors attended the 2025 Annual Meeting of Stockholders in May 2025.

Board Leadership Structure

The Company’s governing documents allow the roles of Chairman (or Executive Chairman) and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to evaluate and determine, on an annual basis, whether the two roles should be separate or combined based upon the Company’s needs, the Board’s assessment of the Company’s leadership from time to time, and long-term interests of our stockholders. Based on these considerations, currently Mr. Cryan serves as Executive Chairman and Mr. Bakker serves as Chief Executive Officer. Mr. Cryan is best situated to serve as Executive Chairman given his long tenure with the Company and his extensive experience involving board leadership, corporate strategy, succession planning and talent acquisition as well as dealing with the financial markets and institutional investors. Mr. Bakker is best situated to serve as Chief Executive Officer given his experience in engineering, project management, construction and operations, and general corporate management.

Determination of 2026 Director Nominees

Each of the director nominees at the 2026 Annual Meeting are existing directors of the Company. Mr. Cryan, Mr. Bakker, Mr. Pagliara, Ms. Anderson, and Ms. Peacock were elected by the stockholders at the 2025 Annual Meeting.

Director Independence

The Board annually reviews all relationships that directors have with the Company to affirmatively determine whether the directors are “independent” under NYSE American listing standards. The Board has determined that each of Mr. Pagliara, Ms. Anderson, and Ms. Peacock are “independent” and as a result, each existing member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is “independent.” Mr. Cryan was determined to be an “independent” director until February 26, 2022, when he began serving as Executive Chairman. In arriving at the foregoing independence determination, the Board considered transactions and relationships between each director or any member of her or his immediate family and the Company, its subsidiaries, or its affiliates. The Board has determined that the directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Communications with the Board

Interested parties, including the Company’s stockholders, desiring to communicate with the Board members, including its non-management directors as a group, may do so by mailing a request to the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112. Pursuant to the instruction of the Company’s non-management directors, the Corporate Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom they are addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director upon request.

Committees of the Board

The Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Safety and Sustainability Committee. The table below indicates the members of each standing Board Committee as of March 19, 2026.

Nominating and
			Corporate	Safety and
Board Member	Audit	Compensation	Governance	Sustainability
Terence J. Cryan+				x
Frank Bakker#				Ch.
Tracy D. Pagliara*	x	x	Ch.
Karli S. Anderson*	x	Ch.		x
Deborah A. Peacock*	Ch.	x	x
+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.
#	Mr. Bakker is the Company’s President & Chief Executive Officer, and as a result he is not an Independent Director.
*	Independent Director.

Each of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety and Sustainability Committee operates under a charter, adopted by the Board, which is available on the Company’s website at www.westwaterresources.net under “Corporate Governance,” or in print, without charge, to any stockholder who sends a request to the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112. The functions performed by each of the standing Committees are briefly described below. The Company’s website address is provided as an inactive textual reference only. The information provided on the website is not incorporated by reference into, and does not form a part of, this proxy statement.

The Audit Committee

We have a separately designated Audit Committee composed solely of independent directors. The Audit Committee held four meetings in 2025.

The Audit Committee’s primary responsibilities are to:

●	assist the Board in discharging its responsibilities with respect to the accounting policies, internal controls and financial reporting of the Company;
●	monitor compliance with applicable laws and regulations, standards and ethical business conduct, and the systems of internal controls;
●	assist the Board in its oversight of the qualifications, independence and performance of the registered public accounting firm engaged to be the independent auditor of the Company; and
●	prepare the Audit Committee report required to be included in the Company’s proxy statements.

The Board has determined that Ms. Peacock, the Chair of the Audit Committee, and Mr. Pagliara, a member of the Audit Committee, each satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert.” In addition, the Board has determined that each of Ms. Peacock, Mr. Pagliara, and Ms. Anderson, constituting all current members of the Audit Committee, is an independent director pursuant to the requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE American listing standards and is able to read and understand the Company’s financial statements.

The Compensation Committee

The Compensation Committee held five meetings during 2025. The Compensation Committee is responsible for assisting the Board in developing the Company’s compensation philosophy, setting the compensation of the Company’s executive officers, and administering and implementing the Company’s incentive compensation plans and equity-based plans.  The Compensation Committee’s primary responsibilities are to:

●	review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers;
●	evaluate the performance of the Company’s executive officers in light of such goals and objectives;
●	determine and approve executive officer compensation based on such evaluation.

The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis appearing in the Company’s proxy statements with management, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis set forth herein be included in this proxy statement.

Under the Compensation Committee Charter, the Compensation Committee has the authority to retain compensation consultants.  Although none were used in 2025, the Compensation Committee has previously engaged compensation consultants.  The Compensation Committee also has the authority to obtain advice and assistance from executives, internal or external legal, accounting, or other advisors as it determines necessary to carry out its duties.

The Compensation Committee may delegate its authority to determine the amount and form of compensation paid to non-executive employees and consultants to officers and other appropriate supervisory personnel. It may also delegate its authority (other than its authority to determine the compensation of the Chief Executive Officer) to a subcommittee of the Compensation Committee. Finally, to the extent permitted by applicable law, the Compensation Committee may delegate to one or more officers (or other appropriate personnel) the authority to recommend stock options and other stock awards for employees who are not executive officers or members of the Board.

The Board has determined that each of Ms. Peacock, Mr. Pagliara, and Ms. Anderson, constituting all current members of the Compensation Committee, is an independent director pursuant to the requirements under the Exchange Act and NYSE American listing standards.

Practices for the Timing of Awards as They Relate to the Disclosure of Material Non-Public Information

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Company has historically granted such awards on a predetermined annual schedule. In fiscal 2025, we did not grant new awards of stock options to our NEOs during the time period outlined in Item 402(x) of Regulation S-K.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held two meetings during 2025, and its primary responsibilities are to:

●	recommend to the Board director nominees for the annual meeting of stockholders;
●	recommend and approve compensation for the independent directors;
●	identify and recommend director candidates to fill vacancies occurring between annual stockholders’ meetings; and
●	oversee all aspects of corporate governance of the Company.

The Nominating and Corporate Governance Committee of the Board identifies director candidates based on input provided by a number of sources, including members of the Nominating and Corporate Governance Committee, other directors, our stockholders, members of management and third parties. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. Any stockholder recommendation must be sent to the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria discussed below. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account each candidate’s business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy, independence, personal integrity and judgment. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. The Board does not have a formal diversity policy for directors. However, the Board is committed to an inclusive membership. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process. Incumbent directors who are being considered for re-nomination are re-evaluated both on their performance as directors and their continued ability to meet the required qualifications.

The Nominating and Corporate Governance Committee also regularly reviews and sets the terms of compensation for each member of the Board and its various Committees. Such compensation decisions are made on an annual basis following the annual general meeting of stockholders. Together with the Board, the Nominating and Corporate Governance Committee also routinely considers executive officer succession planning, identification, and election. Generally, the Company’s named executive officers are appointed by the Board on an annual basis following the annual general meeting of stockholders. Finally, as part of its responsibilities, the Nominating and Corporate Governance Committee oversees matters of corporate governance.

The Board has determined that each of Mr. Pagliara and Ms. Peacock, constituting all current members of the Nominating and Corporate Governance Committee, is an independent director pursuant to the requirements under the Exchange Act and NYSE American listing standards.

The Safety and Sustainability Committee

The Safety and Sustainability Committee held three meetings in 2025. The Safety and Sustainability Committee’s primary responsibility is for management of health, safety, loss prevention, operational security, sustainable development, environmental management and affairs, community relations, human rights, government relations and communications issues relating to the Company, including compliance with laws and regulations. The Committee’s primary responsibilities are to:

●	provide advice, counsel, and recommendations to management on:
o	health, safety, loss prevention issues and operational security; and
o	issues relating to sustainable development, environmental management and affairs, community relations, human rights, government relations and communications; and

●	assist the Board in its oversight of:
o	health, safety, loss prevention and operational security issues relating to the Company;
o	sustainable development, environmental affairs, relations with communities and civil society, government relations, communications issues and human rights relating to the Company;
o	the Company’s compliance with regulations and policies that provide processes, procedures, and standards to follow in accomplishing the Company’s goals and objectives relating to:
◾	health, safety, loss prevention issues and operational security; and
◾	sustainable development, environmental management affairs, community relations, human rights, government relations and communications issues; and
o	management of risks related thereto.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, which is applicable to the Company’s chairman (or executive chairman), chief executive officer, chief financial officer, chief accounting officer, general counsel, controller, and treasurer, and a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. Copies of the codes are available on the Company’s website at www.westwaterresources.net under “Corporate Governance” or in print, without charge, to any stockholder who sends a request to the office of the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112. In the event that the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or certain other senior officers and requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons for the amendment or waiver on the Company’s website or, as required by NYSE American rules, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

The Company’s website address is provided as an inactive textual reference only. The information provided on the website is not incorporated by reference into, and does not form a part of, this proxy statement.

Related Party Transactions

The Company’s general policy with respect to related party transactions is included in its Code of Business Conduct and Ethics, the administration of which is overseen by the Audit Committee. Directors and officers are required to report to the Audit Committee any potential transaction that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act (a “Related Party Transaction”). If a potential Related Party Transaction is disclosed to the Audit Committee, it will be reviewed by the non-interested members of Audit Committee and they will decide whether the Related Party Transaction will be permitted in accordance with the policy in the Code of Business Conduct and Ethics.

The Company also collects information about actual or potential Related Party Transactions in its annual questionnaire completed by directors and officers. Potential Related Party Transactions are subject to the review and approval of the non-interested members of the Audit Committee. In determining whether to approve any such transaction, the Audit Committee will consider such factors as it deems relevant, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party.

Stock Trading Policies

The Company’s securities trading policy and procedures governing the purchase, sale, and other dispositions of the Company’s securities apply to the Company and to the Company’s directors, officers, and employees and are designed to ensure compliance with insider trading laws, rules and regulations, and NYSE American standards, to avoid even the appearance of improper conduct on the part of anyone employed by or associated with the Company, and to require the Company’s directors, officers, and key employees to effect transactions in the Company’s stock only during certain trading windows and to pre-clear all such transactions with a designated officer of the Company. The Company’s securities trading policy specifically prohibits any Company personnel from engaging in short-term or speculative transactions involving the Company’s stock, including a prohibition on: (a) trading in Company stock on a short-term basis and thus requiring stock purchased on the open market to be held for a minimum of six months; (b) purchases of Company stock on margin; (c) short sales of Company stock; (d) buying or selling put or call options or other derivative securities relating to Company stock; (e) engaging in hedging or monetization transactions, such as collar, equity swaps, prepaid variable forwards, and exchange funds with respect to Company stock; (f) participating in investment clubs that invest in the Company’s securities; (g) holding the Company’s securities in a margin account; (h) placing open orders of longer than three business days or ending after a trading window has closed (except pursuant to a qualified trading plan that is intended to comply with the safe harbor in Rule 10b5-1); and (i) pledging Company stock as security for any obligation.  The Company’s Insider Trading Policy is attached as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Board Oversight of Risk Management

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon the President & Chief Executive Officer to supervise day-to-day risk management, who reports directly to the Board and certain Committees on such matters as appropriate.

The Board is also responsible for oversight of the Company’s efforts to address environmental matters and cybersecurity. The Company has a long history of environmental leadership, especially with regard to state and federal regulations as they apply to our former uranium operations. In addition, we have performed our work without serious injury for several years — emblematic of our approach to safe work practices, procedures and leadership. As part of our environmental activities associated with the development of our graphite business, the Westwater team received a patent from the U.S. Patent & Trademark Office for a process that purifies graphite with a lighter environmental footprint than processes used by others in our business.

The Board delegates certain oversight responsibilities to its Committees. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations and ethics rests with the management, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence. Additionally, the Compensation Committee provides risk oversight with respect to the Company’s compensation programs, and the Nominating and Corporate Governance Committee provides risk oversight with respect to the Company’s governance structure and processes and succession planning. The Board and each Committee consider reports and presentations from the members of management responsible for the matters considered to enable the Board and each Committee to understand and discuss risk identification and risk management.

AUDIT COMMITTEE REPORT

The Audit Committee, operating under a written charter adopted by the Board, reports to and acts on behalf of the Board by providing oversight of the Company’s independent auditor and the Company’s financial management and financial reporting procedures. Management has primary responsibility for preparing the Company’s financial statements and establishing and maintaining effective internal financial controls and for the public reporting process. Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accountant, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and Baker Tilly the audited financial statements for the year ended December 31, 2025, the Baker Tilly audit fees, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee has discussed with Baker Tilly the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board and SEC standards.  Baker Tilly has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Baker Tilly that firm’s independence.  The Audit Committee also concluded that Baker Tilly’s provision of audit and non-audit services to the Company and its affiliates is compatible with Baker Tilly’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for 2025 and selected Baker Tilly as the independent registered public accountants for the Company for 2026.

The Report was submitted by the following members of the Audit Committee of the Board:

Deborah A. Peacock, Chair

Tracy D. Pagliara

Karli S. Anderson

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

DIRECTOR COMPENSATION

Annual Compensation

The annual cash retainer for non-employee directors is $60,000, earned at a rate of $15,000 per quarter. In addition, compensation for each non-employee director for each committee served upon is $10,000, earned at a rate of $2,500 per quarter, with the exception that the Chair of each committee is provided with $20,000, earned at rate of $5,000 per quarter for such service. Also, each non-employee director was provided with a stock award valued at $400,000 following the annual general meeting of stockholders held in May 2025.

Effective January 29, 2024, the annual compensation for Mr. Cryan was re-set by the Board and now consists of three parts (each subject to adjustment by the Compensation Committee as/when appropriate) for his service as an employee of the Company with the title Executive Chairman of the Board:  (i) an annual base salary initially set at $325,000 per year; (ii) participation in the Company’s Short-Term Incentive (STI) plan initially set at a target of 60 percent of his annual base salary; and (iii) participation in the Company’s Long-Term Incentive (LTI) Plan initially set at a target of 100 percent of his annual base salary.  He is also eligible for a 401(k) match and life insurance. For additional information regarding Mr. Cryan’s total compensation for 2025, see the last footnote to the 2025 Summary Compensation Table in Proposal 4 (Advisory Vote to Approve Executive Compensation) on page 28.

All of the Company’s directors are also reimbursed for reasonable out-of-pocket expenses related to attendance at Board and Committee meetings.

The following table summarizes all compensation for Board service earned by the non-employee directors and Mr. Cryan during the year ended December 31, 2025.

	Fees Earned
	or
	Paid in Cash	Stock	Total
Director Compensation (1)	($)	Awards (2)	($)
Terence J. Cryan+	$—	$—	$—
Tracy D. Pagliara	$100,000	$190,800	$290,800
Karli S. Anderson	$100,000	$190,800	$290,800
Deborah A. Peacock	$100,000	$190,800	$290,800
	$300,000	$572,400	$872,400
+

Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director. Mr. Cryan’s compensation in 2025 is shown on page 42.

(1)	Mr. Bakker, our CEO, is not included in this table as he was an employee of the Company in 2025 and did not receive compensation for his services as a director. All compensation paid to Mr. Bakker for the services he provided to us in 2025 is reflected in the Summary Compensation Table in Proposal 4 (Advisory Vote to Approve Executive Compensation) on page 42.
(2)	Represents the grant date fair value of equity awards granted during 2025 in accordance with FASB ASC Topic 718. See Note 10 — Stock-Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of valuation assumptions for stock and option awards.

The number of Restricted Stock Units (“RSUs”) and vested and unvested stock options held by each non-employee director and Mr. Cryan as of December 31, 2025 is shown below:

	Number of	Number of	Restricted
	Vested Options	Unvested Options	Stock Units
Terence J. Cryan+	53,653	—	4,552,692
Tracy D. Pagliara	53,653	—	400,000
Karli S. Anderson	249,064	—	400,000
Deborah A. Peacock	52,707	—	400,000
	409,077	—	5,752,692
+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.

Anticipated Compensation Policy for Independent Directors in Fiscal Year 2026

For fiscal year 2026, the Nominating and Corporate Governance Committee intends to apply the same components of the compensation policy reviewed above for independent Directors.  The Nominating and Corporate Governance Committee is acutely aware of the competitive marketplace for talented Board members, the continuing need to make progress toward an insider ownership target of at least 10 percent of the Company’s total outstanding shares, consistent with the Company’s ownership guidelines, and the risks associated with serving on the board of a pre-revenue stage, micro-cap public company.  No changes are planned in the annual cash retainer for Board service and Committee service.  Instead, the Nominating and Corporate Governance Committee anticipates continuing the significant equity awards for its independent Directors, which will further align their overall compensation with broader shareholder interests.

PROPOSAL 2

AMENDMENT TO OUR 2013 OMNIBUS INCENTIVE PLAN

The Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (the “Incentive Plan”), is the sole active plan that provides for equity incentive compensation to our eligible directors, officers, employees, and consultants. The Board believes that the Incentive Plan is in the best interests of the Company and our stockholders as equity awards help to attract, retain, and motivate the directors, officers, and employees of the Company to achieve long-term performance goals and enable them to participate in the long-term growth of the Company. In addition, the Board views equity awards as an important form of compensation for our executive officers, which aligns the interests of the stockholders and the Company’s executive officers.

Stockholders originally approved the Incentive Plan at our annual meeting on June 4, 2013.  Over the ensuing 13 years, the Incentive Plan has been utilized by the Board to make awards to eligible directors, officers, employees, and consultants, and our stockholders have routinely approved amendments to the Incentive Plan to increase the number of shares available for that purpose.  By February 2026, there were 4,622,837 shares available for issuance under the Incentive Plan, which is not sufficient for the anticipated equity awards to eligible directors, officers, and employees in fiscal year 2026.

On March 17, 2026, the Board approved, at the recommendation of the Compensation Committee, and subject to stockholder approval at the Annual Meeting, an amendment to the Incentive Plan to increase the number of shares available for grant under the Incentive Plan by 6,100,000 shares to ensure that adequate shares will be available for near-term grants.  The additional shares represent approximately 4.89%, on a fully diluted basis, of the 124,702,952 shares of our common stock that were outstanding as of March 19, 2026.  This amount when coupled with the existing shares in the Incentive Plan, was determined to be our need over approximately the next year (i.e., the annual burn rate), and as such, is intended to limit the risk of dilution or over-hang.  We believe that compensating our management and employee teams with substantial equity in the Company, subject to achieving defined corporate goals vesting over several years, is important in creating an environment in which management and employees (a) will be motivated to remain employed for years, and (b) be productive over long periods of time to help the Company achieve its goals. We further believe that the attraction, motivation, and retention of highly qualified personnel is essential to our continued growth and success, and that continued awards under the Incentive Plan are necessary for us to remain competitive in our compensation practices. The current environment for sourcing talented employees is highly competitive, which has put a premium on attracting and retaining key employees. In March 2026, the Compensation Committee decided that none of the members of the Company’s executive management team would receive any increase in their base compensation including no cost-of-living adjustment.  While base compensation could be increased in the future by the Compensation Committee if and as warranted, the Compensation Committee prefers, instead, to award shares of the Company’s stock (with defined performance goals vesting over several years) to its executive management team from the Incentive Plan as a more effective way to ensure alignment of employees’ and stockholders’ interests, and believes that all such equity incentives are in the best interest of the stockholders.

Early each year our Compensation Committee identifies those officers and employees who will be eligible to receive an equity incentive award.  While the Compensation Committee retains considerable discretion regarding how awards are determined and to whom they are granted, typically they calculate the value of each award for each recipient based upon either a variable percentage of the recipients’ annual cash compensation or a definitive award (in either value or in shares) based upon the recipient’s contributions to and responsibilities for the Company.  Details regarding past stock grants made to the Company’s named executive officers (NEOs) are addressed on pages 42 - 43.  It is typical for stock awards to vest, if at all, equally over a period of three years with one-third of the vesting contingent upon the recipient’s continued employment with the Company at the time of vesting and two-thirds of the vesting contingent upon attaining specific corporate performance goals unique to each year.

The following table summarizes the number of shares of common stock subject to outstanding equity awards under the Incentive Plan, along with the shares remaining available for issuance under the Incentive Plan, in each case as of March 19, 2026:

		As a % of Common Stock
	Number of Shares	Outstanding
Stock options outstanding (1)	424,826	0.34%
Restricted stock units outstanding	14,634,638	11.74%
Shares available for grant	4,622,837	3.71%

Based on 124,702,952 shares outstanding as of March 19, 2026.

(1)	The weighted average exercise price of the outstanding stock options as of March 19, 2026, was approximately $2.66 per share.

Reasons for Approval

We have made strides to better position the Company for growth and future success by embarking on a growth strategy in the battery materials and energy storage industry.  We are committed to further improving the Company’s performance, and significant continued effort, focus and dedication will be necessary from our management and employees to do so.  We believe it will be critical to our future success that we take steps to maintain the competitiveness of our incentive pay programs and that we continue to closely align these incentive opportunities with the interests of our stockholders.  To achieve these critical objectives as discussed more fully below, and to achieve the stock ownership guidelines as discussed on pages 37 - 38 below, we are seeking additional shares for issuance under the Incentive Plan.

Retaining and Attracting Employees

Our ability to recruit, retain, reward, and motivate employees and officers depends in part on our ability to offer competitive equity compensation.  We believe we would be at a competitive disadvantage if we could not continue to use equity awards to recruit and compensate these individuals or to limit those awards to an arbitrary, pre-defined number.

Aligning our Employees’ Interests with our Stockholders

We believe that the use of equity awards as part of our compensation program is important to our continued success because it fosters a pay for performance culture, which is an important element of our overall compensation philosophy. We believe equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is directly aligned with creation of stockholder value as reflected by the share price of the Company.

As discussed above, we believe that equity compensation aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation. This long-term alignment between our employees and the interests of our stockholders is critical as our management strives to execute on our vision and growth plans. Equity awards that are subject to time-based and performance-based vesting criteria are designed to help retain key personnel and motivate them to attain our potential.

If we do not have the flexibility to grant equity awards under the Incentive Plan, we may need to increase the cash component of our employees’ compensation in order to remain market competitive. Increasing cash compensation would increase our cash compensation expense and would divert cash that could otherwise be invested in the Company’s business.

We are requesting approval of this amendment to the Incentive Plan in order to continue to recruit and retain the key employee talent that is vital to the execution of our vision and growth plans and to continue to closely align compensation opportunities with the creation of stockholder value.

Corporate Governance Considerations

As discussed in more detail below, our Incentive Plan includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

●	No “Evergreen Provision.” The Incentive Plan specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on the number of outstanding shares of our common stock.
●	No Discounted Awards. The Incentive Plan prohibits the granting of stock options and stock appreciation rights with an exercise or grant price that is less than the fair market value of our common stock on the grant date.
●	No Re-pricing without Stockholder Approval. The Incentive Plan prohibits the re-pricing of stock options and stock appreciation rights, without first obtaining the approval of our stockholders.

Description of the Incentive Plan

Including the proposed amendment, the following is a general description of the material features of the Incentive Plan and its operation. A copy of the Incentive Plan, as amended by the proposed amendment, is attached as Appendix B to this Proxy Statement. The description below is qualified in its entirety by the detailed provisions of the Incentive Plan, which are set forth in Appendix B, and the proposed amendment, which is set forth in Appendix A. Because participation in and the types of awards to be granted under the Incentive Plan are subject to the discretion of our Compensation Committee for officers and employees and the Nominating and Corporate Governance Committee for independent Directors, the benefits or amounts that will be received by any participant or group of participants are not currently determinable.

Eligibility

All of our officers, directors and employees, and the officers, directors and employees of our subsidiaries and affiliates, are eligible to receive awards under the Incentive Plan.  In addition, consultants, advisers, and certain other individuals whose participation in the Incentive Plan is determined to be in the best interests of the Company by the Compensation Committee may participate.  However, non-qualified stock options are not available to our employees.  As of March 19, 2026, 21 individuals were eligible to receive awards under the Incentive Plan.

Administration of the Incentive Plan

The Incentive Plan is administered by our Compensation Committee, and our Compensation Committee determines all awards, all terms and conditions of awards, and the number of shares of common stock subject to awards under the Incentive Plan for employee-directors, officers, employees, and consultants. The Nominating and Corporate Governance Committee determines the number of shares of common stock subject to awards under the Incentive Plan for non-employee directors. Each member of our Compensation Committee and each member of our Nominating and Corporate Governance Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Our Compensation Committee also interprets the provisions of the Incentive Plan. During any period of time in which we do not have a Compensation Committee, the Incentive Plan will be administered by the Board of Directors or another committee appointed by the Board of Directors. References herein to our Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Stock Authorization

Assuming that this Proposal is approved, the maximum number of shares of common stock available for awards under the Incentive Plan is equal to the sum of (x) 4,622,837 shares that existed within the Incentive Plan on March 19, 2026, plus (y) the number of shares available for awards under our prior equity plans as of June 4, 2013, including any awards made under those plans that terminate by expiration, forfeiture, or cancellation, plus (z) the additional 6,100,000 shares being authorized for issuance under this amendment to the Incentive Plan.

Share Usage

Each share subject to an award, including through dividend reinvestment rights, is counted against the share issuance limit on a one-for-one basis.  The number of shares subject to a SAR is also counted against the share issuance limit on a one-for-one basis, regardless of the number of shares actually issued to settle the SAR.  An award that, by its terms, cannot be settled in shares of stock will not count against the share issuance limit.

No Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or SAR, including by replacement with or substitution of another award type, that would reduce the exercise price of the stock option or SAR or would replace any stock option or SAR with an exercise price above the current market price with cash or another security, in each case without the approval of our stockholders (although appropriate adjustments may be made to outstanding stock options and SARs to achieve compliance with applicable law, including the Internal Revenue Code).

Types of Awards Available Under the Incentive Plan

The Incentive Plan allows for several different types of awards and sets forth the various terms and conditions associated with those awards.  In sum, the following six type of awards can be made:  (1) stock options including those that do not qualify as incentive stock options; (2) stock awards including restricted stock, unrestricted stock, and RSUs; (3) SARs; (4) performance-based awards; (5) dividend equivalents; and (6) other equity-based awards, including those payable in cash, as determined by the Compensation Committee.  For a complete description of each award and their specific terms and conditions, see Appendix B.

Recoupment

Award agreements for awards granted pursuant to the Incentive Plan provide for mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the Incentive Plan, applicable award agreement, or any other agreement between us and the grantee. Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to any clawback or recoupment right we may have, including under our Compensation Recovery Policy, or to the extent any law, rule or regulation imposes mandatory recoupment.

Change in Control

Unless there is an agreement in place to the contrary (e.g., the employment agreements for the NEOs discussed at pages 44 - 46), if the Company experiences a change in control in which outstanding awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity:  (i) except for performance-based awards, all shares of restricted stock and RSUs will vest and the underlying shares of common stock and all dividend equivalent rights will be delivered immediately before the change in control; and (ii) either or both of the following actions will be taken: (a) all options and SARs will become exercisable 15 days before the change in control and terminate upon the completion of the change in control, or (b) the Compensation Committee may elect, in its sole discretion to cash out all options, SARs, restricted stock and RSUs before the change in control for an amount equal to, in the case of restricted stock or RSUs, the formula or fixed price per share paid to stockholders pursuant to the change in control, in the case of options or SARs, such formula or fixed price reduced by the option price or SAR price applicable to the award.  In the case of performance-based awards denominated in shares of common stock, if more than half of the performance period has lapsed, the awards will be converted into shares of restricted stock or RSUs based on actual performance to date.  If less than half of the performance period has lapsed, or if actual performance is not determinable, the awards will be converted into shares of restricted stock or RSUs assuming target performance has been achieved.

A change in control under the Incentive Plan occurs if:

●	a person, entity or affiliated group (with certain exceptions, including for certain existing stockholders) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;
●	individuals who constitute the Board cease for any reason to constitute a majority of the Board of Directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;

●	the Company consolidates or merges with or into any other entity, or any other entity consolidates or merges with us, other than any such transaction in which the 100% of the total combined voting power of our outstanding securities remains with the holders of securities who held such voting power immediately prior to such transaction; or
●	the Company sells or disposes of all or substantially all of its assets.

Adjustments for Stock Dividends and Similar Events

The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Amendment or Termination

The Board of Directors may amend, suspend or terminate the Incentive Plan at any time; provided that no amendment, suspension or termination may adversely impair the benefits of participants with outstanding awards without the participants’ consent or violate our Incentive Plan’s prohibition on repricing. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the Incentive Plan. The Incentive Plan has a term that expires fifteen years after the original stockholder approval of the Incentive Plan, i.e., on June 4, 2028, but it may be earlier terminated by the Board of Directors at any time.

Equity Compensation Plan Information

The table appearing on page 25 provides information as of March 19, 2026, with respect to the shares of the Company’s common stock that may be issued under the equity compensation plans of the Company. Our only active equity plan is our Incentive Plan.

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

RSUs.    There are no immediate tax consequences of receiving an award of RSUs under the Incentive Plan.  A grantee who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.    Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

SARs.    There are no immediate tax consequences of receiving an award of SARs under the Incentive Plan.  Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN AS DESCRIBED ABOVE.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of March 19, 2026, with respect to the shares of common stock that may be issued under our equity compensation plans.

Number of securities
		Weighted	remaining available
	Number of shares	average exercise	for future issuance
	issuable under	price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column(a))
Plan Category	(a)	(b)	(c) (3)
Equity compensation plans approved by security holders (1)(2)	15,059,464	$2.66	4,622,837
(1)	The Incentive Plan is the only equity compensation plan under which the Company currently issues equity awards.
(2)	Weighted average exercise price of outstanding options only.
(3)	Performance based awards are estimated at target payout levels and are reflected as a reduction from the remaining available for future issuance amount.

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview of the Proposal

Article 4 of the Company’s Amended and Restated Certification of Incorporation (as amended to date, the “Charter”) currently authorizes the Company to issue a total of 200,000,000 shares of common stock, par value $0.001 per share.  The Board has unanimously approved, deems advisable and in the best interest of the Company and its stockholders, and is now recommending to our stockholders for approval an amendment to Article 4 of the Charter to increase the number of shares of common stock from 200,000,000 shares with par value $0.001 per share to 400,000,000 shares with a par value of $0.001 per share.  If approved and adopted by our stockholders at the Annual Meeting, this amendment would become effective upon the filing of a Certificate of Amendment with, and its acceptance by, the Secretary of State of the State of Delaware.  Such a filing is expected to occur promptly after stockholder approval of this proposal.  The proposed amendment to Article 4 of our Charter would replace in its entirety the first un-numbered paragraph Article 4 with the following:

“The total number of shares of all classes of stock which the Corporation has authority to issue is 400,000,000 shares with a par value of $0.001 per share.  The shares are designated as Common Stock, have one vote per share and have identical rights and privileges in every respect.  The holders of the stock of the Corporation shall have no preemptive rights to subscribe for any securities of the Corporation.”

No other changes to the Charter are being proposed, and the Amendment will not modify the number of shares held by, or the rights of, existing stockholders.

Reasons for the Proposal

The Board is proposing the amendment to our Charter to increase the number of authorized shares of our common stock from 200 million to 400 million in order to provide the Company with the ability to continue to pursue the business purposes described below.

As of March 30, 2026, the Record Date, 124,702,952 shares of the Company’s common stock were issued and outstanding, and an aggregate of 19,682,301 shares of the Company’s common stock were reserved for possible future issuance under the Incentive Plan, as amended, 4,798,923 of the Company’s common stock were reserved for possible issuance pursuant to the Convertible Notes, 4,938,991 of the Company’s common stock were reserved for possible issuance pursuant to the Purchase Agreement with Lincoln Park Capital Fund, LLC, and 114,429 of the Company’s common stock were reserved for possible issuance under the Company’s Inducement Plan. Accordingly, as of the Record Date, the Company has only 45,762,404 shares of common stock authorized but unissued or unreserved. However, after giving effect to this proposed amendment to the Charter, approximately 245,762,404 shares of the Company’s common stock would be authorized for issuance for such future business purposes as the Board deems advisable.

The Company has no immediate arrangements, commitments, or understandings for the issuance of the proposed additional shares of the Company’s common stock.  The amendment to our Charter is intended to ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock for future use.  The proposed increase in the number of authorized shares of our common stock would give the Company the flexibility to issue shares of our common stock for general corporate purposes, which may include capital-raising transactions, acquisitions of other assets, and in connection with future employee and director stock compensation programs.  In addition, having such shares available for issuance in the future will allow shares of the Company’s common stock to be issued without the expense and delay of a stockholders’ meeting or further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our common stock may then be listed.  For example, the NYSE American, on which the Company’s common stock is currently listed, requires stockholder approval prior to issuing shares in certain instances, including where the number of shares to be issued would exceed 20% of the number of shares outstanding prior to such issuance.

We have not proposed the increase in the authorized number of shares of our common stock with the intention of using the additional shares for anti-takeover purposes and we do not view the proposed increase as a specific anti-takeover measure, although an issuance of additional shares could, depending on the circumstances, make more difficult, or discourage, an attempt to acquire control of the Company.  We are not at this time aware of any currently pending or threatened efforts to acquire control of the Company, and we are not proposing this increase in response to any third-party effort to acquire control of the Company or any third-party effort to accumulate our Common Stock.

The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized.  Adoption of the proposed amendment to the Charter alone will not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders.  However, any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our common stock would be diluted accordingly.  Our common stock has no preemptive rights to purchase additional shares of common stock.  In addition, under Delaware law, our stockholders are not entitled to any dissenters’ or appraisal rights in connection with the proposed increase in the number of authorized shares of common stock.

The issuance of any of the additional authorized shares of common stock may dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.  However, if the proposed amendment to the Charter is not approved by the stockholders, the Company’s financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation.  In addition, the Company may be precluded from pursuing potential corporate opportunities or strategic transactions that might require working capital, additional financing or otherwise be in the best interests of our stockholders, which could have a material adverse effect on our business and prospects.

Vote Required for Approval

Approval of the proposed amendment to our Charter requires an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.  This proposal is considered to be “routine” under the NYSE American rules. As a result, brokers will have discretionary authority to vote on this proposal and there will be no broker non-votes with respect to this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; however, if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200 MILLION TO 400 MILLION.

PROPOSAL 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Executive Officers

The executive officers serve at the discretion of the Board. All officers are employed on a full-time basis.  The following table identifies the Company’s executive officers as of March 19, 2026.

Name	Age	Position
Frank Bakker	61	President & Chief Executive Officer
Steven M. Cates	46	Senior Vice President — Finance, Chief Financial Officer & Treasurer
John W. Lawrence	64	Chief Administrative Officer, General Counsel & Corporate Secretary

Frank Bakker — please see above under “Proposal 1: Election of Directors” for information about Frank Bakker, the Company’s President & Chief Executive Officer.

Steven M. Cates joined the Company as Chief Accounting Officer and Controller in May 2021. In August 2022, Mr. Cates was promoted to the position of Vice President — Finance, Chief Financial Officer, and Treasurer. In January 2023, Mr. Cates was promoted to the position of Senior Vice President — Finance, Chief Financial Officer, and Treasurer. Mr. Cates has over 20 years of financial and accounting experience in various industries including mining, oil and gas, real estate, and public accounting. Prior to joining Westwater, Mr. Cates served as the Vice President — Controller for Apartment Income REIT Corp. (NYSE: AIRC), formerly part of Apartment Investment and Management Company (NYSE: AIV), a real estate investment trust focused on apartment communities, from May 2019 to April 2021. Prior to his time at Apartment Income REIT Corp., Mr. Cates served as corporate controller for Caliber Midstream Partners, LP, an energy and oil infrastructure company, from September 2016 to May 2019, and previously, Mr. Cates held various accounting and financial reporting roles at American Midstream Partners, LP (2013 – 2016), Newmont Mining Corporation (2012 – 2013), and Thompson Creek Metals Company Inc. (2009 – 2012). Mr. Cates began his career at KPMG in 2002, where he most recently served as senior manager for audit and advisory services. Mr. Cates earned a Bachelor of Science degree in Accounting from the University of Redlands and is a Certified Public Accountant in the State of Colorado.

John W. Lawrence served the Company in a contractual capacity as General Counsel from October 2012 to February 2022, and as Corporate Secretary from May 2013 until February 2023. Mr. Lawrence became an employee of the Company in February 2022 and continued to serve as General Counsel and Corporate Secretary. In January 2023, Mr. Lawrence was promoted to Chief Administrative Officer, General Counsel and Corporate Secretary. Mr. Lawrence has over forty years of legal and engineering experience for publicly traded companies. Previously, he served as General Counsel and Corporate Secretary for Ocean Power Technologies, Inc., a renewable energy company providing electric power and communications solutions, and related services for remote offshore applications, from June 2014 to January 2022. In addition, he served as General Counsel and Corporate Secretary for Louisiana Energy Services, LLC, a commercial uranium enrichment facility located in New Mexico and operating under the privately-owned, international consortium known as Urenco, from 2003 to 2008. Prior to 2003 and between 2008 and 2012, Mr. Lawrence was associated with several national law firms including Winston & Strawn, Shaw, Pittman, Potts & Trowbridge, and LeBoeuf, Lamb, Greene & MacRae. Mr. Lawrence holds a Juris Doctorate from Catholic University and received his Bachelor of Science in Nuclear Engineering from Purdue University.

Compensation Discussion and Analysis

In this section and the sections that follow, we discuss the Company’s compensation philosophy, describe the compensation program for the senior executive team, and address the fundamental objective of aligning executive compensation with the long-term interests of stockholders. We explain how the Compensation Committee determines compensation for its senior executives and its rationale for specific 2025 compensation decisions, and we also provide a summary of the historical activities by the Compensation Committee that are relevant to its decision-making.

The Compensation Discussion and Analysis describes the compensation of the named executive officers (“NEOs”) who served during fiscal year 2025. The table provided below identifies the specific individuals who served as NEOs and the dates of their respective service. The philosophy discussed below is expected to be applied by the Board to the NEOs who will serve during fiscal year 2026.

Name	Title	Dates of Service
Frank Bakker	President, Chief Executive Officer, and Director	January 16, 2023 to date

Steve M. Cates	Vice President — Finance, Chief Financial Officer, and Treasurer Senior Vice President — Finance, Chief Financial Officer, and Treasurer	August 26, 2022 − January 16, 2023 January 16, 2023 to date

John W. Lawrence	General Counsel and Corporate Secretary Chief Administrative Officer, General Counsel, and Corporate Secretary	January 1, 2022 − January 16, 2023 January 16, 2023 to date

The Company’s executive compensation program is designed to attract and retain qualified management personnel, to align the interests of the Company’s management with those of its stockholders, and to reward exceptional organizational and individual performance. Performance of the Company’s executives is evaluated based on financial and non-financial goals that balance achievement of short-terms goals, related to the continued improvement of the Company’s business, and long-term goals, which seek to maximize stockholder value.

Philosophy and Objectives of Our Compensation Plan

The Company’s compensation program is centered around a philosophy that focuses on management retention, alignment of interests between management and stockholders, and pay-for-performance compensation. The Company believes this philosophy allows the Company to compensate its NEOs competitively, while simultaneously ensuring continued development and achievement of key business strategy goals. The Compensation Committee firmly believes that the Company’s pay-for-performance philosophy should recognize both short- and long-term performance and should include both cash and equity compensation arrangements that are supported by strong corporate governance, including active and effective oversight by the Compensation Committee.

The Compensation Committee has outlined the following objectives for compensation of our NEOs and considers such objectives in making compensation decisions:

Objective	Description
Attraction and Retention

The Company provides competitive compensation to its NEOs and ties a significant portion of compensation to time-based and performance-based vesting requirements. Together, these actions help to ensure that the Company can continue to attract and retain key management personnel.

Pay for Performance

A significant portion of each NEO’s compensation is “at-risk” or variable, based on predetermined performance criteria. Such criteria include both short- and long-term goals, as well as financial and non-financial goals. The Compensation Committee considers each of these criteria in making its compensation decisions each year.

Pay Mix	The Company uses a variety of forms of fixed and variable incentive compensation, including cash, stock, and RSUs.
Alignment of Incentives	The Company requires its NEOs to obtain a significant stock ownership stake in the Company and tie a meaningful portion of NEO compensation to awards that vest over multi-year periods.
Competitive Packages	The Company evaluates its compensation program in an effort to provide a competitive compensation package to each NEO that takes into account their responsibilities, performance and organization.

How Executive Compensation is Determined

Role of the Compensation Committee

The Compensation Committee oversees the Company’s executive compensation programs. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to the NEOs and other Company officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. Each member of the Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company reviews all relationships that each director has with the Company, and the Board subsequently reviews these findings. The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
●	review and approve the corporate goals and objectives that may be relevant to the compensation of NEOs and other Company officers;
●	evaluate the performance of the NEOs and other Company officers in light of the goals and objectives that were set and determine and approve the compensation of the NEOs and other Company officers based on such evaluation; and
●	review and approve the recommendations of the CEO with regard to the compensation of all officers of the Company other than the CEO.

Role of Management

The Compensation Committee considers input from the CEO when making executive compensation decisions for the other NEOs and other Company officers. The CEO’s input is useful because the CEO reviews and observes the performance of the other NEOs and other Company officers. No other NEO or Company officer is present or privy to the recommendations of the CEO to the Compensation Committee. The Compensation Committee and the Board of Directors determine the compensation of the CEO without any management input.

Financial and Non-Financial Performance Goals

The Compensation Committee believes that a significant portion of each NEO’s and other Company officer’s compensation should be tied to the Company’s performance measured against specific financial performance targets. The Company measures financial performance awards against certain operational cost targets, budget targets and exploration, development and production objectives. The Compensation Committee also believes that a significant portion of compensation for the NEOs and other Company officers should be tied to the creation and protection of stockholder value through the achievement of non-financial performance goals and core values. Both financial and non-financial performance goals have changed from time to time and will continue to change as the conditions of the Company and the graphite market evolve. The Company’s core values are identified below.

Continuous improvement in:

●	Safety, of:
o	Each other;
o	Our environment;
o	The communities where we work;
o	Our assets; and
o	Our reputation.
●	Cost management:
o	Focus on first quartile cost performance; and
o	Effective and efficient use of our stockholder’s assets.
●	Reliability and integrity:
o	Highest level of performance every day;
o	Improving our processes; and
o	Conservative promises well-kept.

2013 Omnibus Incentive Plan

In June 2013, Westwater adopted the Incentive Plan to provide flexibility in structuring its executive compensation program and to ensure that it would have a sufficient number of shares of common stock available for equity-based awards that it expects to make to eligible individuals. The Incentive Plan replaced all prior plans and no more awards were granted under any of the prior plans following the adoption of the Incentive Plan.

The Incentive Plan provides the Compensation Committee substantial flexibility in structuring awards that meet the objectives outlined above. In particular, the Incentive Plan permits the grant of performance-based and time-based RSUs, with many possible performance criteria available as the Compensation Committee determines to be appropriate. In addition to RSUs, the Incentive Plan provides for the grant of awards of stock options, SARs, restricted stock, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. All of the Company’s officers, directors and employees, and the officers, directors and employees of our subsidiaries and affiliates are eligible to receive awards under the Incentive Plan. In addition, consultants, advisors, and certain other individuals whose participation in the Incentive Plan is determined to be in the best interests of the Company by the Compensation Committee may participate. Incentive share options, however, are only available to employees. Please see Proposal 2 for further information about the Incentive Plan and proposed amendments to the Incentive Plan.

The Incentive Plan is administered by the Compensation Committee. The Compensation Committee also interprets the provisions of the Incentive Plan. The Compensation Committee also determines which officers, employees and consultants, if any, will receive awards under the Incentive Plan, the types of awards made, the terms and conditions of awards, and the number of shares of common stock subject to an award, if the award is equity-based.

Executive Compensation Elements

The following table illustrates the principal elements of the Company’s executive compensation program, each of which is evaluated and updated on an annual basis by the Compensation Committee:

Pay Element	Characteristics	Primary Objective
Base Salary	Annual fixed cash compensation	Attract and retain qualified and high performing executives
Short-Term Incentive Compensation	Annual cash compensation based on the achievement of predetermined performance goals	Incentivize NEOs and Company officers to achieve the short-term performance goals established by the Compensation Committee
Long-Term Incentive Compensation	Long-term equity awards granted as time-based and performance-based RSUs or stock options	Retain NEOs and Company officers and align their interests with the interests of the stockholders

In addition to the above-mentioned elements, the Company also provides a retirement, health, and welfare benefit component to the executive compensation program.

Favorable Votes on the Say-on-Pay Proposals

The Board and the Compensation Committee take stockholder feedback seriously. The Compensation Committee considers the results of the advisory vote of the stockholders at each annual meeting as the Compensation Committee completes its annual review of each pay element and the compensation packages provided to our NEOs.

Over the past five years, on average over 80% of the shares cast on the Say-on-Pay proposal voted to approve the compensation paid to our NEOs, approximately 17% voted against such compensation, and 3% abstained. The following table illustrates the voting results from the last four Annual Meetings. The Board and the Compensation Committee will continue to focus on driving NEO performance against specific goals and ensuring the interest of management and stockholders are aligned properly.

	For	Against	Abstain from
	Say-on-Pay	Say-on-Pay	Say-on-Pay
	Proposal	proposal	Proposal
2025 Annual Meeting	81%	17%	2%
2024 Annual Meeting	79%	17%	4%
2023 Annual Meeting	83%	15%	2%
2022 Annual Meeting	76%	21%	3%
2021 Annual Meeting	84%	13%	3%

Meetings of the Compensation Committee and Board Regarding NEO Performance in 2025

The Compensation Committee of the Board of Directors currently consists of three independent directors: Karli S. Anderson (Chair), Tracy D. Pagliara, and Deborah A. Peacock. In 2025, the Compensation Committee held five meetings, and its members engaged in numerous additional informal discussions regarding executive compensation. Also in 2025, the Board held twelve meetings and in several of those meetings the independent Directors discussed issues involving executive compensation.

Decisions associated with the 2025 STI Plan and the 2025 LTI Plan

2025 STI Plan

The 2025 STI Plan goals were approved by the Compensation Committee on February 25, 2025, and those goals are detailed below.  On January 15, 2026, the Company reported its progress against each goal to the Compensation Committee as detailed below, and the Compensation Committee made the conclusions as detailed below.

●	2025 STI Goal – Safety & Environmental: Total recordable injury frequency rate (TRIF) at or below 1.25 for Company and contractor personnel (weighted at 10%) or a maximum of 2 OSHA recordables (weighted at 10%), and zero reportable environmental incidents to the Alabama Department of Environmental Management (ADEM) (weighted at 10%).
o	The Company reported that there was one OSHA recordable for 2025 and no reportable incident notification to ADEM in 2025.
o	The Compensation Committee concluded that the Company achieved both of these goals, and scored each of them at 100 percent attainment for a total of 20 points.
●	2025 STI Goal – Project: Commissioning of the 4 process units for Phase I of the Kellyton Project on track for completion in Q1 2026 (weighted at 20%), and on track for project execution within the forecast at completion (FAC) budget for Phase I of the Kellyton Project of $244.8 million (weighted at 20%) with contingency available if the FAC is on track without using contingency.
o	With regard to the commissioning of the 4 process units for Phase I of the Kellyton Project:
◾	The Company reported that it had not met this goal.
◾	The Compensation Committee agreed and scored this goal at zero points.
o	With regard to the FAC budget for Phase I of the Kellyton Project:
◾	The Company reported that the FAC budget of $244.8 million had been met. The Company requested that discretion be applied to increase the percentage for this goal based upon the amount of contingency associated with the FAC.
◾	The Compensation Committee concluded that the Company met the goal, also concluded that a minimal increase in the percentage was appropriate in light of the amount of contingency used, and scored this goal at 25 points.
●	2025 STI Goal – Products: Meet qualification timeline for coated spherical purified graphite (CSPG) as agreed with a specific customer (weighted at 10%), and produce 4,000 kg of product with the qualification line that meets the customer specification (weighted at 10%).
o	With regard to qualification timeline for CSPG:
◾	The Company reported goal was not met because the specific customer terminated its contract late in 2025.
◾	The Compensation Committee agreed, concluded that this goal had not been met, and scored the goal at zero points.

o	With regard to the 4,000 kg of product:
◾	The Company reported that 3,400 kg of product had been produced and discussed the effort expended on the qualification line to do so.
◾	The Compensation Committee concluded that this goal had been met in part, and then awarded a pro-rata attainment at 8.5 points.
●	2025 STI Goal – Sales: Have in place customer agreements for the CSPG production from Phase II of the Kellyton Project (weighted at 20%).
o	The Company reported that the entirety of this goal had not been met; however, the Company demonstrated significant progress engaging with a significant number of potential customers, and advanced discussions with numerous potential customers.
o	The Compensation Committee acknowledged the significant progress and effort that had been demonstrated by the Company even though customer contracts for Phase II were not yet in place. The Compensation Committee scored this goal at pro rata attainment of 15 points.

The Compensation Committee collectively determined that the Company’s management team achieved 68.5% of the total STI goals for 2025.

2025 LTI Plan

The 2025 LTI Plan goals, including goals for 2025, 2026, and 2027, were approved by the Compensation Committee on February 25, 2025, and the 2025 goals within the 2025 LTI Plan are detailed below.  On January 15, 2026, the Company reported its progress against each goal to the Compensation Committee as detailed below, and the Compensation Committee made the conclusions as detailed below.

●	2025 Goal in the 2025 LTI Plan – Performance Based Element: Commissioning of the 4 process units for Phase I of the Kellyton Project on track for completion in Q1 FY2026 (weighted at ⅓).
o	The Company reported that it had not met this goal.
o	The Compensation Committee agreed and scored this goal at zero points.
●	2025 Goal in the 2025 LTI Plan – ISO/Quality Element: The Company is ISO 14001/9001 certified and has achieved compliance with IATF-16949 (weighted at ⅙).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied the ⅙ weighting.
●	2025 Goal in the 2025 LTI Plan – R&D and Business Development Element: Complete a comprehensive technical and marketing study report on how to process fines, and market fines in order to maximize margins on fines sales (weighted at ⅙).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied the ⅙ weighting.
●	2025 Goal in the 2025 LTI Plan – Addition for Total Shareholder Return: A positive total shareholder return (TSR) as measured by comparing the volume weighted average price (VWAP) of the Company’s common stock over all trading days in December of the prior year against the VWAP of the Company’s common stock, plus 10 percent, over all trading days in December of the current year (weighted at 10 percent).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied 10 percent.
●	The remaining 2025 goal in the 2025 LTI Plan is time-based (weighted at ⅓): The participant in the 2025 LTI Plan must be employed on the date that the awards granted to that participant for 2025 are vested.

With regard to the 2025 LTI Plan, the Compensation Committee concluded that ⅔ of the 2025 goals had been met (including the time-based element) and also concluded that an additional 10 percent should be applied because the TSR element was met.

Decisions associated with the 2024 LTI Plan

The 2024 LTI Plan goals, including goals for 2024, 2025 and 2026, were approved by the Compensation Committee on January 29, 2024, and expanded on February 13, 2024, and the 2025 goals within the 2024 LTI Plan are detailed below.  On January 15, 2026, the Company reported its progress against each goal to the Compensation Committee as detailed below, and the Compensation Committee made the conclusions as detailed below.

●	2025 Goal in the 2024 LTI Plan – Performance Based Element: Commissioning of Phase I of the Kellyton Plant must be complete and production of CSPG within specification (weighted at ⅓).
o	The Company reported that it had not met this goal.
o	The Compensation Committee agreed and scored this goal at zero points.
●	2025 Goal in the 2024 LTI Plan – ISO/Quality Element: The Company is ISO 14001/9001 certified and has achieved compliance with IATF-16949 (weighted at ⅙).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied the ⅙ weighting.
●	2025 Goal in the 2024 LTI Plan – R&D and Business Development Element: Complete a comprehensive technical and marketing study report on how to process fines, and market fines in order to maximize margins on fines sales (weighted at ⅙).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied the ⅙ weighting.
●	2025 Goal in the 2024 LTI Plan – Addition for TSR: A positive TSR as measured by comparing the VWAP of the Company’s common stock over all trading days in December of the prior year against the VWAP of the Company’s common stock, plus 10 percent, over all trading days in December of the current year (weighted at 10 percent).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied 10 percent.
●	The remaining 2025 goal in the 2024 LTI Plan is time-based (weighted at ⅓): The participant in the 2024 LTI Plan must be employed on the date that the awards granted to that participant for 2025 are vested.

With regard to the 2024 LTI Plan, the Compensation Committee concluded that ⅔ of the 2025 goals had been met (including the time-based element) and also concluded that an additional 10 percent should be applied because the TSR element was met.

Decisions associated with the 2023 LTI Plan

The 2023 LTI Plan goals, including goals for 2023, 2024 and 2025, were approved by the Compensation Committee on March 1, 2023, and the 2025 goals within the 2023 LTI Plan are detailed below.  On January 15, 2026, the Company reported its progress against each goal to the Compensation Committee as detailed below, and the Compensation Committee made the conclusions as detailed below.

●	2025 Goal in the 2023 LTI Plan – Performance Based Element: Production of 3,700 mt of CSPG (Phase 1a) and 7,500 mt of CSPG (Phase 1b) within specification (weighted at ⅓).
o	The Company reported that it had not met this goal.
o	The Compensation Committee agreed and scored this goal at zero points.
●	2025 Goal in the 2023 LTI Plan – ISO Program Element: The Company is ISO 14001/9001 certified (weighted at ⅙).
o	The Company reported that it had met this goal.
o	The Compensation Committee agreed and applied the ⅙ weighting.
●	2025 Goal in the 2023 LTI Plan – R&D Element: Issue all five required permit applications for the Coosa mine (weighted at ⅙).
o	The Company reported that it had not met this goal.
o	The Compensation Committee agreed and scored this goal at zero points.
●	The remaining 2025 goal in the 2023 LTI Plan is time-based (weighted at ⅓): The participant in the 2023 LTI Plan must be employed on the date that the awards granted to that participant for 2025 are vested.

With regard to the 2023 LTI Plan, the Compensation Committee concluded that ½ of the 2025 goals had been met (including the time-based element).

Evaluation of NEO Performance in Fiscal Year 2025

The 2025 compensation mix for the NEOs demonstrates the Company’s philosophy regarding significant long-term and performance-based compensation.  Approximately 86% of the targeted total compensation of the CEO, and approximately 83% of the targeted total compensation for all other NEOs, was performance-based and not guaranteed.  The Compensation Committee anticipates granting additional long-term performance-based and time-based equity awards to executive officers during 2026 to continue aligning their long-term incentives with those of stockholders and to better achieve stock ownership guidelines for the executive officers as discussed on pages 37 - 38.

The following discussion addresses the components of the compensation policy for NEOs and other Company officers during fiscal year 2025.  It is anticipated that the Board will apply the same components of the compensation policy for fiscal year 2025 to the NEOs and Company officers.

Base Salary

The Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities and takes into account competitive market compensation paid by comparable companies in the mining and processing industries. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. In each case, the Compensation Committee takes into account each officer’s: (i) current and prior compensation; (ii) scope of responsibilities; (iii) experience; (iv) comparable market salaries; and (v) the Company’s achievement of performance goals (both financial and non-financial). The Compensation Committee also: (i) has the opportunity to meet with the officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance; and (ii) reviews reports of the CEO presented to the Compensation Committee, evaluating each of the other officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

Throughout fiscal year 2025, the base salaries for the Company’s three NEOs – i.e., the CEO, the CFO, and the CAO – remained unchanged and have remained the same since February 2024.  The base salaries paid to the NEOs in 2025 are reflected in the table below.

			2025 Base
Name	Title	Period of Service	Salary
Frank Bakker	President & Chief Executive Officer	All of 2025	$334,750
Steve M. Cates	Senior Vice President - Finance, Chief Financial Officer & Treasurer	All of 2025	$315,180
John W. Lawrence	Chief Administrative Officer, General Counsel & Corporate Secretary	All of 2025	$315,180

For more information about the 2025 base salaries for each of our NEOs, please see “2025 Summary Compensation Table” on page 42.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs and other Company officers generally are eligible for the same benefit programs on the same basis as the rest of employees. The Company’s health and welfare programs include medical, dental and vision. In addition to the foregoing, the NEOs and other Company officers are eligible to participate in the following program:

401(k) Profit Sharing Plan. The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All employees are eligible to participate upon the completion of one month of employment, subject to minimum age requirements. In past years, the Company has made contributions to the 401(k) without regard to current or accumulated net profits of the Company but stopped those contributions in 2015. The Company re-enacted matching contributions in January 2021.

No Perquisites

Westwater believes that its executive compensation program provides its NEOs with competitive compensation such that the Company does not need to provide any perquisites to achieve the goals of its executive compensation program.

Stock Ownership Policy and Clawback

The Compensation Committee believes that ownership of Company stock by members of the executive management team, as well as stock-based performance compensation arrangements, are key to aligning the interests of management and stockholders and serve as an excellent retention tool through vesting and post-vesting holding period requirements. Consistent with that belief, on February 10, 2023, the Compensation Committee adopted stock ownership guidelines that specify for each member of the executive management team, an expectation that they will acquire and continue to hold during the term of their employment with the Company an amount of Company stock having a value equal to their base salary times the multiple indicated in the table below, and to achieve that multiple within five years of the later of February 10, 2023 or the date of being designated as a member of the executive management team.

Base Salary
Ownership
Position	Multiple
Chief Executive Officer	5X
Other Named Executive Officers	3X
Other Officer and Vice Presidents	2X

In early 2025, the Board reviewed the level of ownership of Company stock by members of the executive management team and recognized that while that ownership has been increasing since 2023, it is not increasing at rates sufficient to achieve the ownership multiples indicated by 2028.  To address this issue, the Compensation Committee recommended, the Board approved, and the stockholders approved amendments to increase the authorized numbers of shares of common stock available for issuance under the Company’s Incentive Plan.  After the 2025 Annual Meeting, the Compensation Committee made significant equity awards to the members of the executive management team, which are subject to vesting over a three-year period against several defined goals as described herein.  In early 2026, the Compensation Committee recommended, and the Board approved, subject to stockholder approval at the 2026 Annual Meeting an additional amendment to the Company’s Incentive Plan as discussed in Proposal 2 on page 19 above.

On August 8, 2023, the Compensation Committee approved a Compensation Recovery Policy that, in compliance with applicable SEC requirements and NYSE American listing rules, mandates the recovery from its current and former executive officers of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements.

Tax Treatment

The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation. It should be noted that there are many factors that are considered by the Compensation Committee in determining executive compensation, and the Compensation Committee retains flexibility in establishing the Company’s executive compensation programs.

Anticipated Compensation Policy for NEOs in Fiscal Year 2026

For fiscal year 2026, the Compensation Committee intends to apply the same components of the compensation policy summarized above for NEOs.  The Compensation Committee is acutely aware of the competitive marketplace for talented corporate executives, in public and private companies, and plans to take necessary and aggressive steps to retain the Company’s existing NEOs in order to drive the fulfillment of the Company’s strategic plan, including to attract additional management personnel.  Rather than increasing the cash compensation for its NEOs, the Compensation Committee anticipates continuing to provide significant increases in long-term, performance-based and time-based equity awards to its NEOs that condition vesting on achieving defined, multi-year corporate goals, consistent with the Company’s strategic plans.  This approach will align overall compensation of the NEOs with broader shareholder interests while also structuring that compensation to encourage long-term retention.  In addition, this approach will better facilitate achievement of the stock ownership guidelines for NEOs discussed above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company.

					Value of
					Initial Fixed
	Summary	Compensation	Average Summary	Average	$100 Investment
	Compensation	Actually	Compensation	Compensation	Based On Total
	Table Total	Paid to	Table Total for	Actually Paid to	Shareholder
Year	for PEO (1)	PEO (2)	Non-PEO NEOs (3)	Non-PEO NEOs (4)	Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$2,432,279	$3,574,695	$1,682,057	$2,410,956	$94.94	$(27,326)
2024	$884,915	$1,088,941	$671,757	$775,979	$89.87	$(12,657)
2023	$1,217,268	$823,702	$618,636	$521,547	$70.89	$(7,751)
(1)	The dollar amounts shown in Column (b) are the amounts of total compensation for Frank Bakker in 2025 and 2024 as he was the only President & Chief Executive Officer in 2025 and 2024, and for Frank Bakker and Chad Potter in 2023 as both individuals served as President & Chief Executive Officer in 2023.
(2)	The dollar amounts reported in Column (c) represent the amount of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for each year to determine the compensation actually paid: (i) deduction for share awards; (ii) addition of awards granted during the year that remain unvested at year end using fair value as of year-end date; (iii) addition of fair value of awards granted during the year and vested during the year with fair value determined at vesting date; (iv) addition or subtraction of the change in fair value for all awards that were granted before compensation year that remain unvested at year end, with the change in fair value as measured from end of prior year; (v) addition or subtraction of an amount equal to the change in fair value from the end of the prior year for any awards granted prior to current year that vested in the current year; (vi) for any awards granted prior to current year that failed to vest during the year, subtraction of an amount equal to the fair value of those awards as of the end of the prior year; and (vii) addition of any unvested awards on which dividends or other earnings were paid that were not included in the total compensation.
(3)	The dollar amounts reported in Column (d) represent the average of the amounts reported for our Company’s named executive officers as a group (excluding our PEO) as shown in our “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding our PEO), included for purposes of calculating the average amounts in each year, are Messrs. Cates and Lawrence.
(4)	The dollar amounts reported in Column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding our PEO) for each year to determine the compensation actually paid: see the methodology described in Note (2) above.
(5)	The dollar amounts reported in Column (f) are calculated by dividing 100 by the share price on December 31, 2022, and then multiplying that result by the share price on December 31, 2025 (for 2025), multiplying that result by the share price on December 31, 2024 (for 2024), or multiplying that result by the share price on December 31, 2023 (for 2023). No dividends were paid on stock or option awards in 2025, 2024, or 2023.
(6)	The dollar amounts reported in Column (g) represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance and, therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program.  In 2023, 2024, and 2025, our net income (loss) largely remained the same, but the compensation actually paid for both our PEO and non-PEO NEOs increased between 2023 and 2024, and between 2024 and 2025.

Compensation Actually Paid and TSR

We utilize several performance measures to align executive compensation with the Company’s performance.  Over the past two years, and continuing in 2026, we have included a TSR metric in the Company’s LTI Plan (see the discussion above on pages 34 - 36).  In addition, and as described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals. In 2025, the compensation paid for both our PEO and non-PEO NEOs included, as 10 percent of the equity award vesting under the 2024 LTI Plan and the 2025 LTI Plan, a TSR measure.  The compensation actually paid to both our PEO and non-PEO NEOs increased between 2023 and 2024 and between 2024 and 2025.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

This Report was submitted by the following members of the Compensation Committee of the Board:

Karli S. Anderson, Chair

Tracy D. Pagliara

Deborah A. Peacock

The information contained in the foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act or the Exchange Act, except to the extent Westwater specifically incorporates this Report by reference therein.

2025 Summary Compensation Table

The following table sets forth information regarding 2025 and 2024 compensation for our NEOs (all numbers are shown in U.S. dollars).

				Incentive
				Plan	All Other
Name and Principal Position (7)	Year	Salaries	Stock Awards (4)	Compensation (5)	Compensation (6)	Total
Frank Bakker (1)	2025	334,750	1,956,523	137,582	3,424	2,432,279
President & CEO	2024	333,250	343,173	199,950	8,542	884,915
Steven M. Cates (2)	2025	315,180	1,419,498	107,949	2,874	1,845,502
Senior Vice President – Finance, CFO & Treasurer	2024	313,768	193,866	156,884	8,874	673,393
John W. Lawrence (3)	2025	315,180	1,088,748	107,949	6,734	1,518,612
Chief Administrative Officer, General Counsel & Corporate Secretary	2024	313,768	193,866	156,884	5,604	670,122
(1)	Mr. Bakker was appointed CEO & President on January 16, 2023, and continues in such service.
(2)	Mr. Cates served as CFO, Vice President – Finance & Treasurer from August 26, 2022, as CFO, Senior Vice President – Finance & Treasurer from January 16, 2023, and he is continuing in such service. In addition, Mr. Cates served as Chief Accounting Officer & Controller from May 10, 2021, until August 26, 2022.
(3)	Mr. Lawrence served as General Counsel & Corporate Secretary from February 26, 2022, as Chief Administrative Officer, General Counsel & Corporate Secretary from January 16, 2023, and is continuing in such service. In addition, Mr. Lawrence served as General Counsel & Corporate Secretary from 2012 until February 26, 2022 in a contractual capacity.
(4)	These awards are RSUs granted under the 2025 and 2024 LTI Plans. The amounts represent the grant date fair value of the RSUs in accordance with FASB ASC Topic 718. See Note 10 — Stock Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of valuation assumptions for stock and option awards.
(5)	These awards are bonuses granted under the 2025 and 2024 STI Plans.
(6)	All Other Compensation for Messrs. Baker, Cates, and Lawrence include Company-paid life insurance and Company matching 401(k) contributions.
(7)	Although Terence J. Cryan is not a named executive officer, in 2025 he was compensated as an employee in the following amounts: (a) $334,750 salary; (b) $1,956,523 LTI, (c) $137,582 STI, and (d) $6,264 for life insurance and 401(k) match. In 2024 Mr. Cryan was compensated as an employee in the following amounts: (a) $331,327 salary; (b) $343,173 LTI, (c) $199,397 STI, and (d) $10,050 for life insurance and 401(k) match.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2025, for the NEOs.  The table also shows unvested and unearned stock awards and RSUs assuming a market value of $0.75 per share, the closing market price of Westwater’s stock on December 31, 2025.

		Option Awards				Stock Awards
		Number of	Number of			Equity Incentive		Equity Incentive
		Securities	Securities			Plan Awards:		Plan Awards:
		Underlying	Underlying			Number of		Market or Payout
		Unexercised	Unexercised	Options		Unearned		Value of Unearned
	Vesting	Options	Options	Exercise	Options	Units that		Units that
	Commencement	(#)	(#)	Price	Expiration	have not		have not
Name	Date	Exercisable	Unexercisable	($)	Date	Vested (#)		Vested ($)
Frank Bakker	—	—	—	—	—	4,659,958	(1)	$3,494,969
Steven M. Cates	5/10/2022	9,498	—	$3.77	5/10/2031	3,291,242	(2)	$2,468,432
John W. Lawrence	7/19/2019	606	—	$19.25	7/19/2028	2,597,846	(3)	$1,948,385
	4/18/2019	1,507	—	$19.25	4/18/2028	—		—
(1)	107,266 unvested RSUs relate to the 2023 LTI Plan – Time Element, 2023 LTI Plan – R&D Program, 2023 LTI Plan – ISO Program and 2023 LTI Plan – Performance Element as further described on page 36, and are eligible to vest equally over the next year upon approval of the Compensation Committee, typically occurring in the first quarter of each calendar year. 502,217 RSUs relate to the 2024 LTI Plan – Time Element, 2024 LTI Plan – R&D Program, 2024 LTI – ISO Program, 2024 LTI – Performance Element and 2024 LTI – TSR Element, as further described on pages 35 - 36, and are eligible to vest equally over the next two years upon approval by the Compensation Committee. The remainder of 4,050,475 unvested RSUs relate to the 2025 LTI Plan – Time Element, 2025 LTI Plan – R&D Program, 2025 LTI Plan – ISO Program, 2025 LTI – Performance Element and 2025 LTI Plan – TSR Element, as further described on pages 34 - 35, and are eligible to vest equally over the next three years upon approval by the Compensation Committee.
(2)	60,594 unvested RSUs relate to the 2023 LTI Plan – Time Element, 2023 LTI Plan – R&D Program, 2023 LTI Plan – ISO Program and 2023 LTI Plan – Performance Element as further described on page 36, and are eligible to vest equally over the next year upon approval of the Compensation Committee, typically occurring in the first quarter of each calendar year. 283,715 RSUs relate to the 2024 LTI Plan – Time Element, 2024 LTI Plan – R&D Program, 2024 LTI – ISO Program, 2024 LTI – Performance Element and 2024 LTI – TSR Element, as further described on pages 35 - 36, and are eligible to vest equally over the next two years upon approval by the Compensation Committee. The remainder of 2,946,933 unvested RSUs relate to the 2025 LTI Plan – Time Element, 2025 LTI Plan – R&D Program, 2025 LTI Plan – ISO Program, 2025 LTI – Performance Element and 2025 LTI Plan – TSR Element, as further described on pages 34 - 35, and are eligible to vest equally over the next three years upon approval by the Compensation Committee.
(3)	60,594 unvested RSUs relate to the 2023 LTI Plan – Time Element, 2023 LTI Plan – R&D Program, 2023 LTI Plan – ISO Program and 2023 LTI Plan – Performance Element as further described on page 36, and are eligible to vest equally over the next year upon approval of the Compensation Committee, typically occurring in the first quarter of each calendar year. 283,715 RSUs relate to the 2024 LTI Plan – Time Element, 2024 LTI Plan – R&D Program, 2024 LTI – ISO Program, 2024 LTI – Performance Element and 2024 LTI – TSR Element, as further described on pages 35 - 36, and are eligible to vest equally over the next two years upon approval by the Compensation Committee. The remainder of 2,946,933 unvested RSUs relate to the 2025 LTI Plan – Time Element, 2025 LTI Plan – R&D Program, 2025 LTI Plan – ISO Program, 2025 LTI – Performance Element and 2025 LTI Plan – TSR Element, as further described on pages 34 - 35, and are eligible to vest equally over the next three years upon approval by the Compensation Committee.

Potential Payments Upon Termination or Change in Control

Employment Agreements as of December 31, 2025

As of December 31, 2025, the Company has employment agreements with Messrs. Bakker, Cates, and Lawrence, and those employment agreements provide that, if a change of control (see below) occurs and the executive is either (i) terminated without cause by the Company, or (ii) demoted, has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein), in each case within 90 days of the change of control, then the Company would pay severance in an amount equal to one year of base salary, in each case in a lump sum within 60 days after termination or termination of the employment agreement. If the Company otherwise terminates the executive, or including following the disability of the executive, without cause (as defined therein), or fails to renew the employment agreement, or the executive otherwise terminates his employment for good reason (as defined therein), the Company would pay severance in an amount equal to one year of base salary in the case of Mr. Bakker and six months of base salary in the case of Messrs. Cates and Lawrence, in each case in a lump sum within 30 days after the termination date. The employment agreements would automatically terminate upon the death of the executive.

The employment agreements for Messrs. Bakker, Cates, and Lawrence define “change of control” as: (i) any person or group of affiliated or associated persons acquiring more than 50% of the voting power of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the dissolution of the Company; (iv) a majority of the members of the Board are replaced during any 12 month period; or (v) the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 50.1% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization. However, for each employment agreement, any potential payment is conditioned upon both a change of control as well as termination within 90 days of the change of control.

On February 10, 2022, the Company signed an Executive Chairman Agreement with Terence J. Cryan, and thereunder Mr. Cryan agreed to serve as Westwater’s Executive Chairman effective February 26, 2022. See “Employment Agreements,” below. The Executive Chairman Agreement does not contain any provisions that would provide for payment upon termination or change of control.

Equity Awards

In addition, upon a change in control and a termination within 90 days of the change of control, any awards granted under the Company’s Incentive Plan will immediately vest in full, to the extent not already vested, for all NEOs.

The Compensation Committee believes that the above-mentioned vesting and acceleration is appropriate on the basis that our NEOs should receive the full benefit of such awards in the event of a change in control coupled with a termination within 90 days of the change of control.

The Compensation Committee believes the terms of the employment agreements summarized above are useful in recruiting and retaining executives, provide continuity of management in the event of an actual or threatened change in control, and provide the executives with the security to make decisions that are in the best long-term interest of the stockholders.

The following table shows the payments and benefits that would be made to those individuals who were serving as NEOs on December 31, 2025, assuming a qualifying termination following a change in control if that termination had occurred on December 31, 2025.

	Cash	Equity	Total Potential
Change of Control Payments	Severance	Acceleration	Payment
Frank Bakker	$334,750	$3,494,969	$3,829,719
Steven M. Cates	$315,180	$2,468,432	$2,783,612
John W. Lawrence	$315,180	$1,948,385	$2,263,565

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than ten percent of any class of the Company’s registered securities, to file, in their personal capacities, reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed during or with respect to the applicable reporting period, and written representations from the applicable reporting persons, we believe all of our officers and directors have complied with all applicable filing requirements during the applicable reporting period hereof.

Employment Agreements

Frank Bakker

On January 16, 2023, the Company entered into an employment agreement with Mr. Bakker in conjunction with his appointment as the Company/s President and CEO. Under the employment agreement, Mr. Bakker is entitled to an annual base salary, which was set initially at $285,000 and is subject to annual adjustment by the Compensation Committee. In addition, Mr. Bakker’s employment agreement includes an initial annual target short-term incentive (STI) cash bonus equal to 60% of his base salary based upon performance goals set by the Board or the Compensation Committee and based upon a determination by the Compensation Committee of the level of attainment of those performance goals. Further, Mr. Bakker’s employment agreement has an initial annual target long-term incentive (LTI) equity award equal to 75% of his base salary based upon terms and conditions determined by the Board or the Compensation Committee. The Compensation Committee has the discretion to adjust the STI and LTI target percentages. Finally, under the employment agreement Mr. Bakker was awarded $100,000 of restricted stock units (RSUs) that are subject to vesting in equal parts on the first and second anniversary dates of his appointment as President & CEO. The employment agreement also provides for potential payments in the event of a change of control (as defined therein), if Mr. Bakker is terminated without cause (as defined therein), demoted, has his responsibilities materially changed, or circumstances arise that constituted good reason (as defined therein). See “Potential Payments Upon Termination or Change in Control” above. The employment agreement also contains customary confidentiality, non-compete, and non-solicitation provisions.

Steven M. Cates

On June 20, 2022, Mr. Cates entered into an employment agreement as Vice President — Finance and CFO that became effective on August 26, 2022. Pursuant to his employment agreement, Mr. Cates is entitled to an annual base salary, which was set initially at $245,000 and is subject to annual adjustment by the Compensation Committee. In addition, Mr. Cates’ employment agreement includes an initial annual target STI cash bonus equal to 50% of his base salary based upon performance goals set by the Board or the Compensation Committee and based upon a determination by the Compensation Committee of the level of attainment of those performance goals. Further, Mr. Cates’ employment agreement has an initial annual target LTI equity award equal to 50% of his base salary based upon terms and conditions determined by the Board or the Compensation Committee. The Compensation Committee has the discretion to adjust the STI and LTI target percentages. The employment agreement also provides for potential payments in the event of a change of control (as defined therein), if Mr. Cates is terminated without cause (as defined therein), demoted, has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein). See “Potential Payments Upon Termination or Change in Control” above. The employment agreement also contains customary confidentiality, non-compete, and non-solicitation provisions.

John W. Lawrence

On February 21, 2022, the Company entered into an employment agreement with Mr. Lawrence, that became effective on February 26, 2022, in connection with his joining the Company as General Counsel and Corporate Secretary. Mr. Lawrence previously served in a contractual capacity as General Counsel of the Company since October 2012 and as Corporate Secretary of the Company since May 2013. Pursuant to his employment agreement, Mr. Lawrence is entitled to an annual base salary, which was set initially at $265,000 and is subject to annual adjustment by the Compensation Committee. In addition, Mr. Lawrence’s employment agreement includes an initial annual target STI cash bonus equal to 50% of his base salary based upon performance goals set by the Board or the Compensation Committee and based upon a determination by the Compensation Committee of the level of attainment of those performance goals. Further, Mr. Lawrence’s employment agreement has an initial annual target LTI equity award equal to 50% of his base salary based upon terms and conditions determined by the Board or the Compensation Committee. The Compensation Committee has the discretion to adjust the STI and LTI target percentages. The employment agreement also provided for a grant of $80,000 of RSUs that would vest in equal parts of the first and second anniversary dates of the effective date of the employment agreement. The employment agreement also provides for potential payments in the event of a change of control (as defined therein), if Mr. Lawrence is terminated without cause (as defined therein), demoted, has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein). See “Potential Payments Upon Termination or Change in Control” above. The employment agreement also contains customary confidentiality, non-compete, and non-solicitation provisions.

Other Agreements

On February 10, 2022, Mr. Cryan entered into an Executive Chairman Agreement that became effective on February 26, 2022.  The Executive Chairman Agreement contains customary confidentiality, non-compete, and non-solicitation provisions.  Mr. Cryan or the Company may terminate the Executive Chairman Agreement at any time upon 60 days’ notice, and the Company upon such termination will only be obligated to pay Mr. Cryan the compensation and expenses due up to the date of the termination.  Effective January 29, 2024, the annual compensation for Mr. Cryan was re-set by the Board and now consists of three parts (each subject to adjustment by the Compensation Committee as/when appropriate) for his service as an employee of the Company with the title Executive Chairman of the Board:  (i) an annual base salary initially set at $325,000 per year; (ii) participation in the Company’s STI Plan initially set at a target of 60 percent of his annual base salary; and (iii) participation in the Company’s LTI Plan initially set at a target of 100 percent of his annual base salary.  The Compensation Committee has the discretion to adjust the STI and LTI target percentages.  He is also eligible for a 401(k) match and life insurance.  For additional information regarding Mr. Cryan total compensation for 2025, see “Director Compensation” on page 17 above.

ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our executive compensation programs and policies and the compensation paid to the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

As described in detail previously under the heading “Compensation Discussion and Analysis” and in the sections that follow thereafter, and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to reward exceptional organizational and individual performance. The primary objectives of our compensation program are to (i) enhance the Company’s ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports Westwater’s core values, (iii) provide a percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of our executive officers with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Board has unanimously appointed Baker Tilly US, LLP to be Westwater’s independent registered public accountants for the year ending December 31, 2026, and has further directed that management submit the appointment of our independent registered public accountants for ratification by the stockholders at the 2026 Annual Meeting. In recommending ratification by the stockholders of such appointment, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing.

The Audit Committee is solely responsible for the selection of our independent public accountants and ratification of the appointment of Baker Tilly US, LLP by the stockholders is not required by law. However, as a matter of good corporate governance, such appointment is being submitted to the stockholders for ratification at the 2026 Annual Meeting. The persons designated in the enclosed proxy will vote your shares “FOR” ratification unless you include instruction in your signed proxy to the contrary. If the stockholders fail to ratify the appointment of this firm, the Board will consider whether to engage another independent registered public accounting firm but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the best interests of our stockholders.

Representatives of Baker Tilly US, LLP are expected to participate in the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of Baker Tilly US, LLP should they desire to do so. None of Westwater’s directors or executive officers has any substantial interest, direct or indirect, in Baker Tilly US, LLP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF WESTWATER FOR 2026.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Baker Tilly US, LLP for the audit of Westwater’s annual financial statements for 2025 and by Moss Adams LLP for the audit of Westwater’s annual financial statements for 2024. On June 3, 2025, Moss Adams LLP merged into Baker Tilly US, LLP.

	2025	2024
Audit fees (1)	$319,700	$349,125
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
(1)	Audit fees include fees for the audits of the Company’s consolidated financial statements and for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. All of the foregoing services were pre-approved by the Audit Committee.

PROPOSAL 6

APPROVAL, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN RULE 713(A), OF THE

ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20%

UPON THE CONVERSION OF CONVERTIBLE NOTES

General

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain stockholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

First Securities Purchase Agreement

On June 13, 2025, the Company entered into a securities purchase agreement (the “First Securities Purchase Agreement”) with an institutional investor (the “Holder”) pursuant to which the Company issued and sold in a registered public offering directly to the Holder, a Series A-1 Convertible Note for an aggregate principal amount of $5,000,000 (the “Series A-1 Note”), which Series A-1 Note is convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”).

The First Securities Purchase Agreement contains customary representations, warranties and covenants. The Series A-1 Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Series A-1 Note also contains standard and customary events of default.

The Series A-1 Note may not be converted to the extent that such conversion would cause the holder of such Series A-1 Note to become the beneficial owner of more than 9.99% of the then outstanding Common Stock, after giving effect to such conversion (the “Series A-1 Beneficial Ownership Cap”).

The Series A-1 Note shall not bear interest except upon the occurrence and during the continuance of an event of default (as such term is defined in the Series A-1 Note). Upon the occurrence and during the continuance of an event of default, the interest rate on the Series A-1 Note will be 18% per annum. Unless earlier converted, the Series A-1 Note will mature on June 13, 2027 (the “Series A-1 Maturity Date”).

At any time after the issuance date, all amounts due under the Series A-1 Note are convertible, in whole or in part, and subject to the Series A-1 Beneficial Ownership Cap, at a conversion price equal to $0.63 (the “Series A-1 Conversion Price”), which is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization, subsequent issuances, and other events. The Series A-1 Conversion Price is also subject to adjustment if the Company grants, issues, or sells (or enters into any agreement to grant, issue or sell) any shares of Common Stock for a price per share that is less than the Series A-1 Conversion Price (such lower price, the “Series A-1 New Issuance Price”), in which case, the Series A-1 Conversion Price shall be reduced to the Series A-1 New Issuance Price. Starting on June 13, 2025, the Series A-1 Note amortizes in installments, and we will make monthly payments on the first trading day of each monthly anniversary commencing on June 13, 2025 through the Series A-1 Maturity Date, payable in cash or shares of Common Stock. Upon the satisfaction of certain conditions, we may prepay the outstanding Series A-1 Note, upon not less than 20 trading days’ written notice, by paying an amount equal to the portion of the Series A-1 Note being redeemed at a 115% premium.

Pursuant to the First Securities Purchase Agreement, the Company has agreed to seek stockholder approval of the issuance of conversion shares upon the conversion of the Series A-1 Note, if any, that would exceed 19.9% of the Company’s issued and outstanding Common Stock (calculated in accordance with the rules of NYSE American as of the date of the First Securities Purchase Agreement), in order to comply with the rules and regulations of NYSE American. In connection with the obligation to seek such stockholder approval, the Company entered into voting agreements with certain officers and directors of the Company, pursuant to which each such officer and director agreed to vote shares of Common Stock held by such person in favor of such stockholder proposal.

The Series A-1 Note and the shares of Common Stock issuable upon conversion of the Series A-1 Note were offered and sold pursuant to a prospectus supplement that was filed on June 13, 2025, to the Company’s shelf registration statement on Form S-3 (File No. 333-280685) declared effective on August 29, 2024.

Second Securities Purchase Agreement

On August 7, 2025, the Company entered into another securities purchase agreement (the “Second Securities Purchase Agreement”) with the Holder pursuant to which the Company issued and sold in a registered public offering directly to the Holder, a Series B-1 Convertible Note for an aggregate principal amount of $5,000,000 (the “Series B-1 Note”), which Series B-1 Note is convertible into shares of Common Stock.

The Second Securities Purchase Agreement contains customary representations, warranties and covenants. The Series B-1 Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Series B-1 Note also contains standard and customary events of default.

The Series B-1 Note may not be converted to the extent that such conversion would cause the holder of such Series B-1 Note to become the beneficial owner of more than 9.99% of the then outstanding Common Stock, after giving effect to such conversion (the “Series B-1 Beneficial Ownership Cap”).

The Series B-1 Note shall not bear interest except upon the occurrence and during the continuance of an event of default (as such term is defined in the Series B-1 Note). Upon the occurrence and during the continuance of an event of default, the interest rate on the Series B-1 Note will be 18% per annum. Unless earlier converted, the Series B-1 Note will mature on August 7, 2027 (the “Series B-1 Maturity Date”).

At any time after the issuance date, all amounts due under the Series B-1 Note are convertible, in whole or in part, and subject to the Series B-1 Beneficial Ownership Cap, at a conversion price equal to $0.83 (the “Series B-1 Conversion Price” and together with the Series A-1 Conversion Price, the “Conversion Prices”), which is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization, subsequent issuances, and other events. The Series B-1 Conversion Price is also subject to adjustment if the Company grants, issues, or sells (or enters into any agreement to grant, issue or sell) any shares of Common Stock for a price per share that is less than the Series B-1 Conversion Price (such lower price, the “Series B-1 New Issuance Price”), in which case, the Series B-1 Conversion Price shall be reduced to the Series B-1 New Issuance Price. Starting on August 7, 2025, the Series B-1 Note amortizes in installments, and we will make monthly payments on the first trading day of each monthly anniversary commencing on August 7, 2025 through the Series B-1 Maturity Date, payable in cash or shares of Common Stock. Upon the satisfaction of certain conditions, we may prepay the outstanding Series B-1 Note, upon not less than 20 trading days’ written notice, by paying an amount equal to the portion of the Series B-1 Note being redeemed at a 115% premium.

Pursuant to the Second Securities Purchase Agreement, the Company has agreed to seek stockholder approval of the issuance of conversion shares upon the conversion of the Series B-1 Note, if any, that would exceed 19.9% of the Company’s issued and outstanding Common Stock (calculated in accordance with the rules of NYSE American as of the date of the Second Securities Purchase Agreement), in order to comply with the rules and regulations of NYSE American. In connection with the obligation to seek such stockholder approval, the Company entered into additional voting agreements with certain officers and directors of the Company, pursuant to which each such officer and director agreed to vote shares of Common Stock held by such person in favor of such stockholder proposal.

The Series B-1 Note and shares of Common Stock issuable upon conversion of the Series B-1 Note were offered and sold pursuant to a prospectus supplement that was filed on August 7, 2025, to the Company’s shelf registration statement on Form S-3 (File No. 333-280685) declared effective on August 29, 2024.

The foregoing descriptions of the First Securities Purchase Agreement, Second Securities Purchase Agreement, Series A-1 Note, Series B-1 Note, and forms of voting agreements are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, and 10.3 to a Form 8-K that we filed with the SEC on June 13, 2025, and as Exhibits 10.1, 10.2, and 10.3 to a Form 8-K that we filed with the SEC on August 7, 2025, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Requirement to Seek Stockholder Approval

At the time that we entered into the First Securities Purchase Agreement and the Second Securities Purchase Agreement (together, the “Purchase Agreements”), we agreed that we would not convert any Series A-1 Note or Series B-1 Note (together, the “Notes”) into shares of Common Stock to the extent that such conversion would cause the holder of the Series A-1 Note or the Series B-1 Note to become the beneficial owner of more than 19.99% of the then outstanding Common Stock, after giving effect to such conversion, unless we first obtain stockholder approval in accordance with the applicable rules of NYSE American. Further, the Purchase Agreements provide that we may not issue any shares of Common Stock under the Purchase Agreements if such issuance would breach any applicable rule of NYSE American. Rule 713(a) of the NYSE American Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock and/or securities convertible into, or exercisable for, common stock at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock (the “NYSE 20% Rule”). Accordingly, to comply with these requirements, we are seeking stockholder approval to allow the  conversion of the Series A-1 Note and the Series B-1 Note, and to permit the issuance of all shares of Common Stock issuable upon conversion of the Notes, including pursuant to any future adjustments to the respective Conversion Prices in accordance with the terms of the Notes, to the extent that such conversions and issuances would exceed the NYSE 20% Rule.

Effect of Approval

If this Proposal 6 is approved by our stockholders, we will be able to convert the Notes into a number of shares of Common Stock that exceeds the NYSE 20% Rule.

As of March 19, 2026, the Company had [124,702,952] shares of Common Stock issued and outstanding. Through March 19, 2026, we have converted a total of [13,062,377] shares of Common Stock upon the conversion of portions of the aggregate principal amount of the Notes and pursuant to the terms of the Purchase Agreements in compliance with the NYSE 20% Rule. Based on the respective Conversion Prices of the Notes, and assuming that no adjustments are made to the respective Conversion Prices, to convert the outstanding $3.0 million of aggregate principal amount of the Notes, we would need to issue up to an additional [2,331,069] shares of Common Stock to the Holder, which would be in excess of the NYSE 20% Rule. Further, if the respective Conversion Prices were to be adjusted in accordance with the terms of the Purchase Agreements and the Notes, then the number of shares of Common Stock that may be issued to convert the outstanding principal balance of the Notes could be greater than this estimate and there is no cap on the number of shares of Common Stock that may be issuable upon conversion, nor is the number of shares of Common Stock calculable at this time. In order to be able to convert the full amount of the outstanding Notes, to comply with the NYSE 20% Rule, and to satisfy conditions under the Purchase Agreements, we are seeking stockholder approval to permit issuance of more than 19.99% of our Common Stock to the Holder.

Potential Adverse Effects – Dilution and Impact on Current Stockholders

The issuance of shares of Common Stock to the Holder, pursuant to the conversion of the Notes, will have a dilutive effect on current stockholders, including the voting power and economic rights of the existing stockholders. The percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to the Holder. This means that our current stockholders will own a smaller interest in us as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to the Holder could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline. If this Proposal 6 is approved, based on the respective Conversion Prices of the Notes, and assuming that no adjustments are made to the respective Conversion Prices, a total of [2,331,069] additional shares of Common Stock would be issuable to the Holder. In addition, because the respective Conversion Prices are subject to reduction in the event that we issue shares of Common Stock at a price below the then-applicable Conversion Price, future equity issuances by the Company at lower prices could result in the issuance of a significantly greater number of shares upon conversion of the Notes, resulting in further dilution to existing stockholders. The dilutive effect of the issuance to the Holder may be material to the current stockholders of the Company.

Effect of Failure to Obtain Stockholder Approval

We are not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreements, as the transactions have already been consummated and the Notes have already been issued. We are only asking for approval to convert the Notes into a number of shares of Common Stock that exceeds the NYSE 20% Rule. The failure of our stockholders to approve this Proposal 6 will not negate the existing terms of the documents, which will remain binding obligations of the Company.

Our ability to successfully implement our business plans and strategy and ultimately maximize value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs and strategy, which we believe could be adversely affected if our stockholders do not approve this Proposal 6.  If our stockholders do not approve this Proposal 6, we cannot convert the Notes into a number of shares of Common Stock that exceeds the NYSE 20% Rule.  All obligations to facilitate the conversions of such Notes would remain in effect and may result in cash obligations of the Company, since the Company will be required to repay the Notes in cash if the Notes are not convertible by the Holder into Common Stock.  The inability to convert the Notes into a number of shares of Common Stock that exceeds the NYSE 20% Rule may also adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks impairing the operations and financial conditions of the Company.

Additionally, if the stockholders do not approve this Proposal 6, we would be required to continue to seek such stockholder approval at each subsequent annual stockholder meeting until such stockholder approval is obtained or the Notes are no longer outstanding. Unless and until we are able to obtain such stockholder approval, we will be unable to issue shares of Common Stock to the Holder in excess of the NYSE 20% Rule and may be required to satisfy conversion or amortization obligations under the Notes in cash, which could adversely affect our liquidity and financial condition. The Company would also bear the costs associated with including this proposal for stockholder approval at subsequent stockholder meetings. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations and advance business plans.

Accordingly, we believe that providing us the flexibility to fully issue shares of Common Stock that are issuable pursuant to the Notes (without regard to any limitations thereon set forth in the Purchase Agreements) is in the best interest of the Company.

Vote Required and Recommendation of the Board of Directors

Approval of Proposal 6 requires an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 6, THE STOCK ISSUANCE PROPOSAL.

OWNERSHIP OF WESTWATER COMMON STOCK

The table below sets forth information, as of March 19, 2026, regarding the beneficial ownership (as defined by Rule 13d - 3(d)(1) under the Exchange Act) of our common stock by (i) any person known to the company to be the beneficial owners of more than five percent of our common stock, (ii) each of our directors and director nominees, (iii) each of our  named executive officers, and (iv) all directors and executive officers as a group.

In accordance with applicable rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, and shares subject to restricted stock units that vest, on, or within 60 days after March 19, 2026. Shares issuable pursuant to the exercise of stock options, and restricted stock units that vest, on, or within 60 days after March 19, 2026, are deemed outstanding for the purpose of computing the ownership percentage of the person holding such options, or shares subject to restricted stock units, but are not deemed outstanding for computing the ownership percentage of any other person.  The percentage of beneficial ownership for the following table is based on 124,702,952 shares of common stock outstanding as of March 19, 2026.  All officers and directors can be reached at the Company’s corporate office address of 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

	Number of Shares of
	Common Stock	Percent
Name of Individual or Group	Beneficially Owned (1)	of Class

Directors, Directors Nominees, and Named Executive Officers:
Terence J. Cryan	1,001,593	*
Tracy D. Pagliara	806,285	*
Karli S. Anderson	889,973	*
Deborah A. Peacock	990,739	*
Frank Bakker	1,051,055	*
John W. Lawrence	659,212	*
Steven M. Cates	713,394	*
All directors and executive officers as a group (7 persons)	6,112,251	4.90%

5%+ Stockholders:
Entities affiliated with Ayrton Capital LLC (2)	8,488,000	6.81%
*	Represents less than 1%.
(1)	Includes the following shares that directors and executive officers have the right to acquire on March 19, 2026, or within 60 days thereafter, through the exercise of stock options and issuance of stock for vested restricted stock units: Mr. Cryan, 53,653 shares; Mr. Pagliara, 453,653 shares; Ms. Anderson, 649,064 shares; Ms. Peacock, 452,707 shares; Mr. Lawrence, 2,113 shares; and Mr. Cates 9,498. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge. Except for 840 shares held by Mr. Lawrence’s spouse, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.
(2)	Includes shares of common stock issuable on the conversion of convertible notes held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto”). This information is based on the Schedule 13G filed with the SEC by Alto, Ayrton Capital LLC (“Ayrton”) and Waqas Khatri on August 13, 2025. Alto is a private investment vehicle for which Ayrton serves as the investment manager. Mr. Khatri serves as the managing member of Ayrton. A blocker provision exists, limiting the percentage to 9.99%. The address of Alto is Suite #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands. The address of Ayrton is 55 Post Rd West, 2nd Floor, Westport, CT 06880. The address of Mr. Khatri is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

Other Business

The Board knows of no other matters to be brought before the Annual Meeting.  However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her own judgment on such matters.

Delivery of Stockholder Documents; Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice and, to the extent requested, a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Westwater stockholders may be householding our Proxy Materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Notice or set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or Proxy Materials, please notify your broker to discontinue householding and direct your written request to receive separate Notices or Proxy Materials to: Westwater Resources, Inc., Attention: Corporate Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0516, and we will promptly deliver separate Notices or Proxy Materials per your request. Stockholders who currently receive multiple copies of the Notice or Proxy Materials at their address and would like to request householding of their communications should contact their broker.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company is providing these proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at our Annual Meeting. The Company has retained Morrow Sodali as its proxy solicitor and will pay Morrow Sodali approximately $22,000. The Company will bear all expenses incurred in connection with the solicitations of proxies. In addition to the solicitation of proxies by mail, the Company may ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. The Company’s directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person.

Adjournments and Postponements

Although it is not currently expected, the meeting may be adjourned on one or more occasions for the purpose of soliciting additional proxies if a quorum is not present at the meeting. An adjournment generally may be made with the affirmative vote of the owners of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote thereon if no quorum is present or, if a quorum is present, with the majority of the votes cast. Any adjournment of the meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the meeting as adjourned.

Future Stockholder Proposals

Stockholders interested in submitting a proposal for inclusion in Westwater’s proxy statement and form of proxy for the annual meeting to be held in 2027 (the “2027 Annual Meeting”), may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 addresses when we must include a stockholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent.  To be eligible for inclusion in our proxy materials, stockholder proposals must be received at our principal executive offices, addressed to the Corporate Secretary, no later than December 11, 2026, which is 120 calendar days before the anniversary of the date this proxy statement for the 2026 Annual Meeting is first distributed to stockholders (expected to occur on or around April 10, 2026).  However, if the date of the 2027 Annual Meeting has been changed by more than 30 days from the anniversary date of the 2026 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

All stockholder proposals (including any director nomination) must comply with the notice requirements contained in our Bylaws, which requires, among other things:  detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any); the nature of the business being proposed; specific information concerning such stockholder’s interests in our securities; and a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner.  In addition, for director nominations, the notice must include, among other things: the recommended director nominee’s name, biographical data, and qualifications; specific information concerning such nominee’s interests in our securities; and a written commitment by any proposed nominee to serve the full term if nominated and elected.  Any stockholder proposal or director nomination submitted to us for consideration at the 2027 Annual Meeting but which is not required to be included in the related proxy statement and form of proxy, must be received between 90 days and 120 days prior to the first anniversary of the date of the 2026 Annual Meeting (no earlier than January 22, 2027, and no later than February 21, 2027 for the 2027 Annual Meeting), except that if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of 90th day prior to the 2027 Annual Meeting date or the 10th day following the date on which public announcement of the 2027 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to our Corporate Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2026 Annual Meeting (no later than March 23, 2027 for the 2027 Annual Meeting of Stockholders).

Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our Bylaws and the SEC.  In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the annual meeting to be held in 2026 will have discretionary authority to vote any proxies they hold at such meeting on any matter for which Westwater has not received notice by 45 days prior to the anniversary date on which this proxy statement for the 2026 Annual Meeting is mailed to Westwater stockholders.

Annual Report to Stockholders

We have mailed a Notice or a set of Proxy Materials to each stockholder entitled to vote at the Annual Meeting.  A copy of our 2025 Annual Report to Stockholders is included in the Proxy Materials.  You may obtain, at no charge, additional copies of our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, by sending us a written request at Westwater Resources, Inc., Attention: Corporate Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0516.

Appendix A

EIGHTH AMENDMENT TO

WESTWATER RESOURCES, INC.

2013 OMNIBUS INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors of Westwater Resources, Inc., a Delaware corporation (the “Corporation”), and the Board of Directors’ Compensation Committee and the approval by the stockholders of the Corporation at the Corporation’s 2026 Annual Meeting of Stockholders held on May 22, 2026, the 2013 Omnibus Incentive Plan, as amended (the “Plan”) of the Corporation is hereby further amended as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to increase the number of shares reserved for issuance under the Plan by 6,100,000 shares, as follows:

“4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for Awards under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 17.1, the maximum number of shares of Stock available for Awards under the Plan shall be equal to the sum of (x) 32,537,666 shares of Stock plus (y) the number of shares of Stock available for awards under the Prior Plans as of the Effective Date plus (z) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for Awards under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for Awards under the Plan shall be available for Awards pursuant to Incentive Stock Options.”

2. Unless otherwise expressly provided for in this Eighth Amendment to the Plan (the “Eighth Amendment”), all capitalized words, phrases, or defined terms used in this Seventh Amendment will have the same meaning ascribed to them in the Plan.

3. Except as expressly set forth in this Eighth Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

7. This Eighth Amendment shall be effective as of May 22, 2026.

Appendix B

WESTWATER RESOURCES, INC

2013 OMNIBUS INCENTIVE PLAN

AS AMENDED

Westwater Resources, Inc. (the “Company”) sets forth herein the terms of its 2013 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii).

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, par value $.001 per share, of the Company.

2.10 “Change in Control” means the occurrence of any of the following:

(a)	a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;
(b)	individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;
(c)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; or
(d)	there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act).

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means the Compensation Committee of the Board.

2.13 “Company” means Westwater Resources, Inc.

2.14 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.17 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.18 “Effective Date” means June 4, 2013, the date on which the Plan was approved by the Company’s stockholders.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.20 “Existing Stockholders” means Resource Capital Fund V L.P. and RMB Australia Holdings Limited.

2.21 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Grant Date as follows:

(a)	If on such Grant Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Grant Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.
(b)	If on such Grant Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.22 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

2.24 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.29 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 15.

2.31 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32 “Outside Director” means a member of the Board who is not an Employee.

2.33 “Parachute Payment” shall have the meaning set forth in Section 15(a).

2.34 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.35 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.36 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.37 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.38 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.39 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.40 “Plan” means this 2013 Omnibus Incentive Plan, as amended from time to time.

2.41 “Prior Plans” means the Company’s Amended and Restated 1995 Stock Incentive Plan, the 2004 Stock Incentive Plan, the Amended and Restated 2004 Directors’ Stock Option and Restricted Stock Plan, and the 2007 Restricted Stock Plan.

2.42 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.43 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.44 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.45 “SAR Price” shall have the meaning set forth in Section 9.1.

2.46 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.47 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.48 “Service Provider” means an Employee, officer, or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.49 “Stock” means the common stock, par value $0.001 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.50 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.51 “Stock Exchange” means The NASDAQ Stock Exchange LLC or another established national or regional stock exchange on which the Company’s equity securities may be listed.

2.52 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Stock Unit may also be referred to as a restricted stock unit.

2.53 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.54 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.55 “Ten Percent Stockholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.56 “Unrestricted Stock” shall have the meaning set forth in Section 11.

2.57 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

3.	ADMINISTRATION OF THE PLAN

3.1 Committee.

3.1.1 Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2 Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2) (or, in each case, any successor term or provision); provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, the rules of such Stock Exchange.

3.1.4 Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act, (ii) Covered Employees or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan or any Award. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)	designate Grantees;
(b)	determine the type or types of Awards to be made to a Grantee;
(c)	determine the number of shares of Stock to be subject to an Award;
(d)	establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;
(e)	prescribe the form of each Award Agreement evidencing an Award; and
(f)	subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4 No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.5 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs as defined under Section 409A.

3.6 No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for Awards under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 17.1, the maximum number of shares of Stock available for Awards under the Plan shall be equal to the sum of (x) 32,537,666 shares of Stock plus (y) the number of shares of Stock available for awards under the Prior Plans as of the Effective Date plus (z) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for Awards under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for Awards under the Plan shall be available for Awards pursuant to Incentive Stock Options.

4.2 Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for Awards under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for awards under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3 Share Usage.

(a)	Shares of Stock subject to an Award shall be counted as used as of the Grant Date.
(b)	Any shares of Stock, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, that are subject to an Award shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share for every one (1) share of Stock subject to such Award. The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof. The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares. An Award that, by its terms, cannot be settled in shares of Stock shall not count against the share limit set forth in Section 4.1.
(c)	Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan or the Prior Plans which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or which are deducted from or delivered by Grantee for payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3, shall be available again for issuance under the Plan.
(d)	The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, or (ii) purchased by the Company with proceeds from Option exercises.
5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1 Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2 Term.

The Plan shall terminate automatically fifteen (15) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3 Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1 Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a)	the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is subject to a formulaic standard based upon a maximum multiple of base cash compensation (base salary only for employees and officers, and cash retainer only for Board and Committee service for Directors) paid to an eligible person at the time of an Award but no more than a value of 10 times that base compensation and in all cases with the actual number of shares subject to the judgment of the Committee making the Award in light of the best interest of the Company and its shareholders;
(b)	the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is subject to a formulaic standard based upon a maximum multiple of base cash compensation (base salary only for employees and officers, and cash retainer only for Board and Committee service for Directors) paid to an eligible person at the time of an Award but no more than a value of 10 times that base compensation and in all cases with the actual number of shares paid to an eligible person at the time of an Award but no more than a value of 10 times that base compensation and in all cases subject to the judgment of the Committee making the Award in light of the best interest of the Company and its shareholders; and
(c)	the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be four hundred thousand dollars ($400,000) and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall also be four hundred thousand dollars ($400,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3 Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of

Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that no Option shall be granted to persons who are entitled to overtime under applicable state or federal laws, that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8 Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2 Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3 Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2 Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time during which such Restricted Stock or Stock Units are unvested (a “Restricted Period”) and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4 Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5 Rights of Holders of Stock Units.

10.5.1 Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2 Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8 Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, but not limited to, any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1 Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2 Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Any dividends paid on Other Equity-Based Awards which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Other Equity-Based Awards are achieved. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3 Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4 Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3 Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4 Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5 Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6 Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1 Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2 Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3 Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4 Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a)	net earnings or net income;
(b)	operating earnings;
(c)	pretax earnings;
(d)	earnings per share;
(e)	share price, including growth measures and total stockholder return;
(f)	earnings before interest and taxes;
(g)	earnings before interest, taxes, depreciation and/or amortization;
(h)	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

●	stock-based compensation expense;
●	income from discontinued operations;
●	gain on cancellation of debt;
●	debt extinguishment and related costs;
●	restructuring, separation and/or integration charges and costs;
●	reorganization and/or recapitalization charges and costs;
●	impairment charges;
●	gain or loss related to investments;
●	sales and use tax settlement; and
●	gain on non-monetary transactions.
(i)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;
(j)	gross or operating margins;
(k)	return measures, including return on assets, capital, investment, equity, sales or revenue;
(l)	cash flow, including:
●	operating cash flow;
●	free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;
●	levered free cash flow, defined as free cash flow less interest expense;
●	cash flow return on equity; and
●	cash flow return on investment.
(m)	productivity ratios;
(n)	expense targets;
(o)	market share;
(p)	financial ratios as provided in credit agreements of the Company and its subsidiaries;
(q)	working capital targets;
(r)	completion of acquisitions of businesses or companies;
(s)	completion of divestitures and asset sales;
(t)	customer satisfaction;
(u)	overhead costs;
(v)	burn rates;

(w)	resource and reserve identification and targeting;
(x)	attainment of measurable objectives with respect to compliant resource statements or technical reports;
(y)	safety and environmental performance;
(z)	completion of capital markets transactions as approved by the Board; or
(aa)	any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5 Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6 Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7 Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7 Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)	to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)	if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3 Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units,

Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a)	in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:
(i)	fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or
(ii)	the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.
(b)	For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17, such Awards shall be settled under the applicable provision of Section 17.3(a).
(c)	Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4 Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5 Adjustments.

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3 Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. A Grantee may have withheld from any Award a number of shares of Stock to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, having a Fair Market Value equal to or greater than the minimum statutory amount, but up to the statutory maximum, required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including, without limitation.”

18.6 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.8 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10 Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

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Westwater Resources, Inc. IMPORTANT ANNUAL MEETING INFORMATION ELECTRONIC VOTING INSTRUCTIONS Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlines below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Mountain Daylight Time, on May 21, 2026. Vote by Internet  Go to www.investorvote.com/WWR  Or scan the QR code with your smartphone  Follow the steps outlined on the secure website Vote by telephone  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone  Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as show in this example. Please do not write outside the designated area:  Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, a vote “FOR” each of Proposals 2, 3, 4, 5, and 6. 1. Election of Directors: For Withhold 01 – Terence J. Cryan   03 – Tracy D. Pagliara   05 – Deborah A. Peacock   For Withhold 02 – Frank Bakker   04 – Karli S. Anderson   For Against Abstain 2 To approve an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan to increase the number of shares of common stock available and reserved for issuance under the Incentive Plan by 6.1 million shares.    3. To approve an increase in the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.    4. To provide advisory approval of our executive compensation.    5. To ratify the appointment of Baker Till US, LLP as our independent registered public accounting firm for Fiscal Year 2026.    6. To approve, for purposes of complying with NYSE American Rule 713(a), the issuance of shares of common stock representing 20% or more upon conversion of the Convertible Notes.    7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.    B Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Westwater Resources, Inc. Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2026 Terence J. Cryan or Frank Bakker, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Westwater Resources, Inc. to be held on May 22, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder when properly executed. If no such directions are indicated, shares represented by this proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, 5, and 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)